UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐
Definitive Proxy Statement

☒
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

CUBIC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☒
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:
Common stock, no par value per share.

(2)
Aggregate number of securities to which transaction applies:
As of the close of business on March 29, 2021: (a) 31,752,933 shares of common stock outstanding, net of treasury shares, (b) 705,759 shares of common stock subject to outstanding awards of restricted stock units (assuming a target level of performance under performance-based awards), and (c) 20,000 shares of common stock that we estimate as the number of shares issuable under the Cubic Corporation Employee Stock Purchase Plan prior to the completion of the merger.

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
In accordance with Exchange Act Rule 0-11, the filing fee of $265,756.90 was determined by multiplying 0.0001091 by the proposed maximum aggregate value of the transaction of $2,435,901,900.00. The proposed maximum aggregate value of the transaction was calculated as the sum of (a) 31,752,933 shares of common stock outstanding multiplied by $75.00 per share, (b) 705,759 shares of common stock with respect to outstanding awards of restricted stock units multiplied by $75.00 per share, and (c) 20,000 shares of common stock that we estimate as the number of shares issuable under the Cubic Corporation Employee Stock Purchase Plan prior to the completion of the merger multiplied by $75.00 per share.

(4)
Proposed maximum aggregate value of transaction:
$2,435,901,900.00

(5)
Total fee paid:
$17,685.14 (filing fee of $248,071.76 paid in with preliminary materials; balance due to increase in merger consideration from $70.00 to $75.00 per share)

☒
Fee paid previously with preliminary materials.

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:
$248,071.76.

(2)
Form, Schedule or Registration Statement No.:
Preliminary Proxy Statement on Schedule 14A

(3)
Filing Party:
Cubic Corporation

(4)
Date Filed:
March 8, 2021

Supplement to Proxy Statement — Your Vote is Very Important
Amendment to the Agreement and Plan of Merger with Affiliates of Veritas Capital
April 5, 2021
Dear Stockholder:
On or about March 26, 2021, we mailed to you a definitive proxy statement (the “definitive proxy statement”) relating to a virtual special meeting of stockholders of Cubic Corporation, a Delaware corporation (the “Company”), to be held on April 27, 2021 at 1:00 p.m. Eastern time, to consider and vote on proposals relating to the proposed acquisition of the Company by Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), through the merger of Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), with and into the Company (the “merger”), with the Company continuing as the surviving corporation of the merger. Among other proposals set forth in the definitive proxy statement, stockholders of the Company are being asked to approve the Agreement and Plan of Merger, dated February 7, 2021, by and among the Company, Parent and Sub (the “merger agreement”), which, among other things, governs the terms and conditions of the merger.
On March 30, 2021, the Company, Parent and Sub entered into an amendment to the merger agreement (the “amendment”). The amendment has the effect of, among other things, increasing the cash merger consideration to be paid to the Company’s common stockholders to $75.00 per share from $70.00 per share. The merger agreement provides significant additional financial value to the Company’s stockholders. If the merger is completed, each share of common stock, no par value per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the effective time of the merger (the “effective time”) (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i)-(iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to request appraisal of their shares), will be cancelled and automatically converted into the right to receive $75.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement.
The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, as amended by the amendment, the merger and the other transactions contemplated by the merger agreement. By a unanimous vote, the Board (i) determined that the transactions contemplated by the merger agreement, as amended, including the merger, are in the best interests of the Company and its stockholders, (ii) approved and declared fair and advisable the execution, delivery and performance of the merger agreement, as amended, and related transaction documents and, subject to receiving the Company stockholder approval, the consummation by the Company of the transactions contemplated by the merger agreement, as amended, including the merger, (iii) directed that the merger agreement, as amended, be submitted to a vote of the stockholders of the Company to be adopted and (iv) resolved to recommend that the stockholders of the Company approve and adopt the merger agreement, as amended. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement and the other proposals set forth in the definitive proxy statement.
The time and date of the virtual special meeting of stockholders of Company has not changed and remains on April 27, 2021 at 1:00 p.m. Eastern time. The record date has not changed and remains March 18, 2021. Only holders of record of Company common stock as of the close of business on March 18, 2021 are entitled to vote at the special meeting. Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders. You will be able to attend the virtual meeting, vote your shares electronically and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/CUB2021SM. To participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or, if you received a printed copy of the proxy materials, in your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the special meeting in person. For purposes of attendance at the special meeting, all references in this proxy supplement and the definitive proxy statement to “present in person” or “in person” will mean virtually present at the special meeting.
Your vote is important.   Whether or not you plan to attend the virtual special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement, as amended, and other proposals set forth in the definitive proxy statement is important, and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company common stock entitled to vote on such matter. The failure to vote will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.
After reading the accompanying supplement to the definitive proxy statement mailed on or about March 26, 2021, please make sure to vote your shares promptly by completing, signing and dating the accompanying proxy card or the proxy card accompanying the definitive proxy statement and returning it in the enclosed prepaid envelope or by voting by telephone or through the Internet by following the instructions on the accompanying proxy card or the proxy card accompanying the definitive proxy statement. Instructions regarding all three methods of voting are provided on the proxy card. If you hold shares through an account with a bank, broker, trust or other nominee, please follow the instructions you receive from such bank, broker, trust or other nominee to vote your shares.
Thank you in advance for your continued support and your consideration of this matter.
Sincerely,
Bradley H. Feldmann
Chairman, President and Chief Executive Officer
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.
The accompanying proxy supplement is dated April 5, 2021 and is being mailed to Company stockholders on or about April 5, 2021.

S-i

PROXY SUPPLEMENT
INTRODUCTION AND EXPLANATORY NOTE
Except as described in this proxy supplement, the information provided in the definitive proxy statement dated March 26, 2021, which we refer to in this proxy supplement as the “definitive proxy statement,” previously mailed to stockholders of Cubic Corporation on or about March 26, 2021, continues to apply. This proxy supplement, the annexes to this proxy supplement and the documents referred to in this proxy supplement should be read in conjunction with the definitive proxy statement, the annexes to the definitive proxy statement and the documents referred to in the definitive proxy statement, each of which should be read in its entirety. To the extent that information in this proxy supplement differs from, updates or conflicts with information contained in the definitive proxy statement, the information in this proxy supplement is more current and supersedes the information in the definitive proxy statement. If you need another copy of the definitive proxy statement, please contact our proxy solicitor, Morrow Sodali LLC (which we refer to as “Morrow Sodali”), in writing at 509 Madison Avenue, Suite 1206, New York, New York 10022, by toll-free telephone at (800) 662-5200, or by email at CUB@investor.morrowsodali.com. The definitive proxy statement may also be found on the Internet at www.sec.gov. See the section entitled “Where You Can Find More Information” beginning on page S-48 of this proxy supplement. In this proxy supplement, the terms “we,” “us,” “our,” “the Company” and “Cubic” refer to Cubic Corporation and, where appropriate, its subsidiaries and the term “merger agreement” means the merger agreement prior to giving effect to the amendment (as defined below) or after giving effect to the amendment as the context requires.
This proxy supplement is being mailed to Company stockholders who are entitled to vote at the special meeting of stockholders being held to consider, among other things, a proposal to approve the Agreement and Plan of Merger, dated as of February 7, 2021 (which we refer to as the “original merger agreement”), by and among the Company, Atlas CC Acquisition Corp., a Delaware corporation (which we refer to as “Parent”), and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (which we refer to as “Sub”), as amended by Amendment No. 1, dated as of March 30, 2021 (which we refer to as the “amendment” and the original merger agreement so amended, the “amended merger agreement,” and as it may be further amended from time to time, the “merger agreement”), by and among the Company, Parent and Sub, and the merger of Sub with and into the Company (which we refer to as the “merger”), whereupon the separate existence of Sub will cease and the Company will continue as the surviving corporation of the merger (which we refer to as the “surviving corporation”). All holders of record of shares of common stock, no par value per share, of the Company (which we refer to as “Company common stock”) as of the close of business on March 18, 2021 (which we refer to as the “record date”), are entitled to vote at the special meeting and any adjournments or postponements thereof. The Company intends to mail this proxy supplement and the accompanying proxy card on or about April 5, 2021 to all stockholders entitled to vote.
We urge you to read carefully this proxy supplement, together with the definitive proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders and the proposed merger described in the definitive proxy statement and this proxy supplement. These questions and answers do not address all questions that may be important to you as a Company stockholder. Please refer to the more detailed information contained elsewhere in this proxy supplement and the definitive proxy statement, as well as the additional documents to which each of them refers or which each of them incorporates by reference, including the merger agreement, a copy of which is attached to the definitive proxy statement as Annex A, and the amendment to the merger agreement, a copy of which is attached to this proxy supplement as Annex A.
Q:
Why are you sending me this supplement to the definitive proxy statement dated March 26, 2021?

A:
We are sending you this supplement to the definitive proxy statement because, on March 30, 2021, the Company, Parent and Sub amended the merger agreement. This proxy supplement provides information about the changes to the proposed transaction with Parent as a result of the amendment, including changes to the merger agreement, and updates the definitive proxy statement which was previously mailed to you on or about March 26, 2021 and filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) on March 26, 2021.

Q:
What are the Company’s reasons for amending the merger agreement?

A:
As described in the section entitled “Additional Information About the Merger — Update to Background of the Merger,” beginning on page S-11 of this proxy supplement, on March 19, 2021, the Company received a proposal from Singapore Technologies Engineering Ltd. (which we refer to as “ST Engineering”) to acquire all of the issued and outstanding Company common stock for $76.00 per share in cash, subject to certain qualifications. The letter accompanying the ST Engineering proposal also stated that ST Engineering had partnered with affiliates of The Blackstone Group Inc. (which we refer to as “Blackstone”), which would acquire the Company’s mission and performance solutions segment immediately following the acquisition of the Company by ST Engineering. Following discussions and negotiations with ST Engineering and Parent, the board of directors of the Company (the “Board”) determined that the ST Engineering proposal (as revised) was not a “superior proposal” as defined under the merger agreement and that accepting a revised proposal from Parent to acquire the Company for $75.00 per share in cash was fair to, advisable and in the best interests of the Company and its stockholders. As a result, the Board unanimously adopted resolutions approving the amendment to the merger agreement and related ancillary agreements in connection with such amendment, and is recommending that the stockholders of the Company vote to adopt the merger agreement, as amended.

Please see the sections entitled “Additional Information about the Merger — Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page S-20 of this proxy supplement, and “Additional Information about the Merger — Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page 51 of the definitive proxy statement, for discussions of the reasons the Board reached the decision to approve the amendment and the merger agreement, respectively.
Q:
What are the significant amendments to the merger agreement?

A:
The merger agreement was amended to, among other things, increase the cash merger consideration to be paid to holders of Company common stock to $75.00 per share in cash from $70.00 per share in cash.

The amendment requires the Company to convene the special meeting of stockholders related to the proposed transaction on April 27, 2021, unless required to be postponed or adjourned by a governmental entity or as a result of intervening events or facts arising after the date of the amendment requiring additional disclosure to the Company’s stockholders, or as otherwise consented to by Parent.
The amendment also (i) increases the termination fee payable by the Company in connection with the termination of the merger agreement under specified circumstances, including in the event the Board effects a Change of Company Recommendation (as defined in the merger agreement, see the section entitled “The Agreement and Plan of Merger — Obligations of the Board with Respect to Its Recommendation” beginning on page 106 of the definitive proxy statement), from $45,454,304 to $48,701,040, proportionally to the aggregate increase in merger consideration; and (ii) increases the termination fee payable by Parent in connection with the termination of the merger agreement under specified circumstances, from $113,635,760 to $169,479,619. The amendment also makes earlier the outside date by which the merger must be consummated from November 7, 2021 to July 31, 2021, provided that the Company may, in its discretion, extend the outside date to November 7, 2021 if approvals under certain investment screening laws have not been obtained by July 31, 2021. The amendment also expands the circumstances pursuant to which Parent must pay a termination fee to include the failure to obtain approvals under certain investment screening laws by the outside date if the merger agreement is terminated in accordance with its terms.
The amendment also amends the definition of “superior proposal” in the merger agreement to require the Company to, when evaluating whether a “competing proposal” (as defined in the merger agreement) is or would reasonably be expected to lead to a superior proposal, make certain determinations with respect to such competing proposal, including with respect to when the competing proposal is reasonably likely to be completed; and whether the competing proposal provides for direct enforcement rights of the Company against each constituent party thereto.
Please see the section entitled “Summary of Amendment to the Merger Agreement,” beginning on page S-46 of this proxy supplement, for additional information about the terms of the amendment.
Q:
As a stockholder, what will I now receive in the merger?

A:
At the effective time of the merger (which we refer to as the “effective time”), except as described below, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares of Company common stock (i) that are held in the treasury of the Company, (ii) owned of record by the Company, (iii) owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i) – (iii), shares held on behalf of a third party), (iv) that are beneficially held or owned of record by any subsidiary of the Company and (v) held by stockholders who have not voted in favor of, or consented to the adoption of, the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law (which we refer to as the “DGCL”) concerning the right of holders of shares to request appraisal of their shares) will be cancelled and cease to exist and will be automatically converted into the right to receive $75.00 in cash per share, without interest thereon, subject to any required tax withholding in accordance with the terms of the merger agreement. The increased consideration to be paid by Parent in connection with the merger as described in this paragraph is referred to herein as the “merger consideration.”

The receipt of cash in exchange for shares of Company common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Please see the discussion in the section entitled “The Merger — U.S. Federal Income Tax Consequences of the Merger,” beginning on page 86 of the definitive proxy statement, for a more detailed description of the U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state, local and foreign taxes.
Q:
How does the per-share merger consideration compare to the market price of the Company common stock?

A:
The per-share merger consideration of $75.00 per common share represents an increase of $5.00 per share, or approximately 7%, over the $70.00 price per share previously provided by the merger agreement. It also represents a 69% premium over the closing price of the Company common stock on September 18, 2020, the last trading day prior to the Company’s announcement of third-party interest in potentially acquiring the Company, and a 36.7% premium over the 52-week volume weighted average trading price as of March 29, 2021, the last trading day prior to the Board’s approval of the amendment.

Q:
Does the Board still support the merger?

A:
Yes. After careful consideration, the Board has unanimously determined that the merger agreement, as amended by the amendment, and the transactions contemplated thereby, including the merger, are in the best interests of the Company and its stockholders, and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement as amended, “FOR” the non-binding advisory merger-related compensation proposal and “FOR” the proposal to adjourn the special meeting from time to time if necessary or appropriate.

For a discussion of the factors the Board considered in determining to recommend the adoption of the merger agreement and amendment, respectively, please see the sections entitled “The Merger — Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 51 of the definitive proxy statement, and “Additional Information about the Merger — Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page S-20 of this proxy supplement. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that members of the Board and our executive officers have various interests in the merger that may be in addition to, or different from, the interests of Company’s stockholders generally. See the sections entitled “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 75 of the definitive proxy statement and “Additional Information About the Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page S-37 of this proxy supplement.
Q:
What is the status of the ST Engineering proposal with regard to the acquisition of the Company?

A:
In connection with and pursuant to the amendment, the Company and its representatives terminated discussions and negotiations with, and has ceased providing due diligence information to, ST Engineering and its representatives and affiliates of Blackstone and its representatives. On March 31, 2021, ST Engineering issued a press release indicating that, following the decision of the Board to enter into the amendment, ST Engineering had terminated acquisition discussions with the Company.

Please see the section entitled “Additional Information about the Merger —  Reasons for Recommending the Adoption of the Merger Agreement,” beginning on page S-20 of this proxy supplement, for additional information on the factors the Board considered in determining to enter into the amendment, continue to recommend the adoption of the merger agreement and terminate discussions with ST Engineering and Blackstone.
Q:
When is the merger expected to be completed?

A:
The special meeting of Company stockholders to vote on the merger agreement remains scheduled to be convened on April 27, 2021. The Company and Parent are working toward completing the merger as quickly as possible. We currently anticipate that the merger will be completed during the second calendar quarter of 2021. The proposed merger has received all required regulatory approvals, other than two remaining regulatory approvals, and those approvals are expected to be received in the next two months. The proposed merger remains subject to the receipt of those approvals and the satisfaction of other closing conditions, and we cannot be certain when or if the conditions to the merger will be satisfied or, to the extent permitted, waived. The merger cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived). For additional information, see the section entitled “The Agreement and Plan of Merger — Conditions to the Merger,” beginning on page 114 of the definitive proxy statement.

Q:
When and where will the special meeting of stockholders be held?

A:
The date, time and format of the special meeting of Company stockholders have not changed. The special meeting will take place on April 27, 2021, at 1:00 p.m. Eastern time. Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our stockholders and other participants at the special meeting, the special meeting will be a virtual meeting of stockholders held via a live webcast. The virtual meeting will provide the same rights of a physical meeting. Stockholders will be able to present questions online during the meeting through

www.virtualshareholdermeeting.com/CUB2021SM, providing our stockholders with the opportunity for meaningful engagement with the Company. You will not be able to attend the special meeting in person.
Q:
Who is entitled to vote at the special meeting?

A:
The record date for determining who is entitled to attend and vote at the special meeting has not changed. Only holders of record of Company common stock as of the close of business on March 18, 2021, the record date for the special meeting, are entitled to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in the definitive proxy statement for each share of Company common stock that you held on the record date.

Q:
What vote is required to approve each of the proposals?

A:
The proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote on such matter. Abstentions and failures to vote, including the failure of any stockholder that holds its shares in “street name” to instruct its bank, broker or other nominee how to vote its shares, will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the non-binding compensation advisory proposal requires the affirmative vote of a majority of the shares having voting power, present in person or represented by proxy at the special meeting. Although the Board intends to consider the vote resulting from this proposal, the vote is advisory only and, therefore, is not binding on the Company or Parent or any of their respective subsidiaries, and, if the merger agreement is adopted by Company stockholders and the merger is completed, the compensation that is based on or otherwise relates to the merger will be payable to our named executive officers even if this proposal is not approved. The abstention from voting will have the same effect as a vote “AGAINST” the proposal. Any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the proposal.
The approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate requires the affirmative vote of a majority of the shares having voting power, present in person or represented by proxy at the special meeting. In addition, even if a quorum is not present at the special meeting, the affirmative vote of a majority of the shares having voting power present in person or represented by proxy at the special meeting may adjourn the meeting to another place, date or time. In each case, the abstention from voting will have the same effect as a vote “AGAINST” the proposal. Any shares not present or represented by proxy (including due to the failure of a stockholder who holds shares in “street name” through a bank, broker or other nominee to provide voting instructions to such bank, broker or other nominee) will have no effect on the outcome of the proposal.
Q:
Do any of the Company’s directors and executive officers have any interest in the merger that is different than mine?

A:
Members of the Board and the Company’s executive officers have various interests in the merger that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board that you vote “FOR” the proposal to adopt the merger agreement. The members of the Board were aware of these interests and considered them at the time they approved the merger agreement and in making their recommendation that the Company stockholders vote “FOR” the proposal to adopt the merger agreement. Please see the sections entitled “Additional Information About the Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page S-37 of this proxy supplement, and “The Merger — Interests of Directors and Executive Officers in the Merger,” beginning on page 74 of the definitive proxy statement, for additional information about possible interests that our directors and executive officers may have in the merger that are different than yours.

Q:
How do I vote if I am a stockholder of record?

A:
You may vote by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•
submitting your proxy by using the telephone number printed on each proxy card you receive;

•
submitting your proxy through the Internet voting instructions printed on each proxy card you receive; or

•
by attending the special meeting via the live webcast and voting electronically at the special meeting.

If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m. Eastern time on the day before the special meeting.
Submitting your proxy by mail, by telephone or through the Internet will not prevent you from voting at the special meeting. You are encouraged to submit a proxy by mail, by telephone or through the Internet even if you plan to attend the special meeting to ensure that your shares of Company common stock are represented at the special meeting. If you vote in person at the special meeting, such vote will automatically revoke any proxy you previously submitted.
If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares of Company common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate.
Q:
What if my shares of Company common stock are held for me in “street name” by a bank, broker, trust or other nominee; will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals without my direction?

A:
No. If your shares of Company common stock are held in “street name,” you are not the “stockholder of record” of such shares. If this is the case, this proxy supplement and the definitive proxy statement have been forwarded to you by your bank, broker, trust or other nominee. You, as the beneficial holder, generally have the right to direct your bank, broker, trust or other nominee as to how to vote your shares of Company common stock. Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Company common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your shares of Company common stock unless you have properly instructed your bank, broker, trust or other nominee on how to vote. Under applicable stock exchange rules, banks, brokers, trusts and other nominees have the discretion to vote your shares of Company common stock on routine matters if you fail to instruct your bank, broker, trust or other nominee on how to vote your shares of Company common stock with respect to such matters. The proposals in the definitive proxy statement are non-routine matters, and banks, brokers, trusts and other nominees therefore cannot vote on these proposals without your instructions. It is important that you instruct your bank, broker, trust or other nominee on how to vote your shares with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options. You are invited to attend the special meeting even if you are not a stockholder of record; however, if you are not a stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a legal proxy, executed in your favor, from such bank, broker or other holder of record authorizing you to vote at the special meeting.

Q:
What if I already voted using the proxy you sent me earlier?

A:
First, carefully read and consider the information contained in this proxy supplement, including the annexes, and the definitive proxy statement. If you have already delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the Internet?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy by delivering a signed written notice of revocation stating that the proxy is revoked and bearing a date later than the date of the proxy to our Corporate Secretary at Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123. You may also revoke your proxy or change your vote by submitting another proxy by telephone or through the Internet in accordance with the instructions on the enclosed proxy card. You may also submit a later-dated proxy card relating to the same shares of Company common stock. If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the Internet. Alternatively, your proxy may be revoked or changed by attending the special meeting and voting in person. However, simply attending the special meeting without voting will not revoke or change your proxy.

“Street name” holders of shares of Company common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Q:
What if I have not voted yet?

A:
After carefully reading and considering the information contained in this proxy supplement, including the annexes, and the definitive proxy statement, please complete, sign and date each proxy card you receive and return it in the enclosed pre-paid return envelope or submit your proxy by telephone or through the Internet as soon as possible, so that your shares may be voted at the special meeting. If you return your signed and dated proxy card, but do not mark the boxes showing how you wish to vote, your shares of Company common stock will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the approval of the non-binding compensation advisory proposal and “FOR” the approval of the proposal to adjourn the special meeting from time to time if necessary or appropriate.

Q:
May I exercise dissenters’ rights or rights of appraisal in connection with the merger?

A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, holders of record of Company common stock who do not vote in favor of adopting the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Court of Chancery of the State of Delaware if the merger is completed. Appraisal rights will only be available to holders of shares of Company common stock who properly deliver, and do not properly withdraw, a written demand for an appraisal to the Company prior to the vote on the proposal to adopt the merger agreement at the special meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in the definitive proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the merger agreement. A copy of Section 262 of the DGCL is included as Annex D to the definitive proxy statement. For additional information, see the section entitled “Appraisal Rights,” beginning on page 120 of the definitive proxy statement.

Q:
Where can I find more information about the Company?

A:
The Company files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page S-48 of this proxy supplement.

Q:
Who can help answer my questions?

A:
For additional questions about the merger, the special meeting, assistance in submitting proxies or voting shares of Company common stock, or additional copies of the proxy statement or the enclosed proxy card(s), please contact Morrow Sodali, our proxy solicitor:

509 Madison Avenue
Suite 1206
New York, NY 10022
Stockholders Call Toll Free: (800) 662-5200
Email: CUB@investor.morrowsodali.com
If your shares of Company common stock are held for you by a bank, broker, trust or other nominee, you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy supplement and the definitive proxy statement (including information incorporated by reference) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created thereby. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based upon management’s current expectations. The Company cautions readers that there may be events in the future that the Company is not able to accurately predict or control and the information contained in the forward-looking statements in this proxy supplement and the definitive proxy statement (including information incorporated by reference) is inherently uncertain and subject to a number of risks that could cause actual results to differ materially from those contained in or implied by the forward-looking statements including, without limitation:
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the satisfaction of the conditions precedent to the consummation of the proposed merger, including, without limitation, the receipt of stockholder and regulatory consents or approvals;

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unanticipated difficulties or expenditures relating to the proposed merger;

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legal proceedings, judgments or settlements, including those that may be instituted against the Company, the Company’s board of directors, executive officers and others following the announcement of the proposed merger;

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disruptions of current plans and operations caused by the announcement and pendency of the proposed merger;

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potential difficulties in employee retention due to the announcement and pendency of the proposed merger;

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the response of customers (including governmental entities), distributors, suppliers, business partners and regulators to the announcement of the proposed merger;

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the impact of the COVID-19 outbreak or future epidemics on the Company’s business, including the potential for facility closures or work stoppages; supply chain disruptions; program delays; the Company’s ability to recover its costs under contracts; changing government funding and acquisition priorities and payment policies and regulations; and potential impacts to the fair value of the Company’s assets;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances which would require the Company to pay a termination fee or other expenses;

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risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed merger;

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the effect of limitations that the merger agreement places on the Company’s ability to operate its business, return capital to stockholders or engage in alternative transactions;

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the possibility that competing offers will be made by other third parties;

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risks that the Company’s stock price may decline significantly if the proposed merger is not completed or is materially delayed;

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the fact that, if the proposed merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of the Company’s current strategy as an independent public company;

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risks related to obtaining the requisite consents to the proposed merger, including the timing and receipt of regulatory approvals from various governmental entities, as the case may be, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval or impose an order or injunction prohibiting the consummation of the merger; and

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other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the SEC on November 18, 2020, Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended September 30, 2020, which was filed with the SEC on January 28, 2021, the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020, which was filed with the SEC on February 8, 2021, and the Company’s Current Reports on Form 8-K filed with the SEC (see the section entitled “Where You Can Find More Information,” beginning on page S-48).

Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by the Company or on its behalf, you should not place undue reliance on any forward-looking statements.
Further, any forward-looking statement speaks only as of the date on which it is made, and, except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for the Company to predict which factors will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE MERGER
Update to Background of the Merger
The section entitled “The Merger — Background of the Merger” beginning on page 31 of the definitive proxy statement describes the background of the merger up to and including March 25, 2021. However, this section restates the events from March 19, 2021, when ST Engineering first submitted a “competing proposal,” as that term is defined under the merger agreement, through March 25, 2021. For purposes of this section, the defined term “Current STE Proposal” used in the definitive proxy statement has been replaced with “ST Engineering Competing Proposal.”
On March 19, 2021, ST Engineering submitted to the Company a proposal (as modified as described herein, the “ST Engineering Competing Proposal”) to acquire all of the issued and outstanding Company common stock for $76.00 per share in cash (the “ST Engineering Transaction”), subject to certain qualifications, including as described below. The letter accompanying the ST Engineering Competing Proposal also stated that ST Engineering had partnered with affiliates of Blackstone, and in particular Blackstone Tactical Opportunities, which, under the ST Engineering Competing Proposal, would acquire the Company’s mission and performance solutions segment (the “CMPS Business”) in a transaction (the “CMPS Transaction”) immediately following the ST Engineering Transaction and would make an equity commitment for the full purchase price of the CMPS Business. The ST Engineering Competing Proposal contemplated that, while completion of the CMPS Transaction would not be a contractual condition to closing the ST Engineering Transaction, if the ST Engineering Transaction and the CMPS Transaction would not close substantially concurrently, the Company could not obtain specific performance to cause ST Engineering to acquire the Company, but would be entitled to terminate the agreement with ST Engineering and receive from ST Engineering a termination fee of approximately $113 million. Among other things, ST Engineering contemplated it would use the proceeds of the CMPS Transaction to finance a portion of the merger consideration that would be payable to the Company’s stockholders in connection with the ST Engineering Transaction. The letter accompanying the ST Engineering Competing Proposal stated that it was subject to limited, confirmatory due diligence and the negotiation and execution of definitive documentation with the Company. The letter accompanying the ST Engineering Competing Proposal also stated that, since the execution by the Company of the original merger agreement with Parent, ST Engineering and Blackstone had completed their separation plan and negotiated forms of their separation and on-sale agreement and related definitive documentation to implement the CMPS Transaction. ST Engineering also provided an agreed form of voting agreement obligating Temasek Holdings (Private) Limited, ST Engineering’s majority shareholder, to vote in favor of both the ST Engineering Transaction and the CMPS Transaction, providing the requisite approval from ST Engineering’s shareholders for both transactions. The ST Engineering Competing Proposal indicated that consummation of the ST Engineering Transaction would be subject to certain merger control and other regulatory approvals, including the Committee on Foreign Investment in the United States (“CFIUS”) approval and approvals in certain jurisdictions outside of the United States. The ST Engineering Competing Proposal also indicated that ST Engineering and Blackstone would agree to a “hell or highwater” provision similar to the provision in the original merger agreement executed with Parent to take any and all actions necessary to obtain the required regulatory approvals. ST Engineering also proposed that if CFIUS approval was not obtained within nine months or Blackstone breached its regulatory obligations to ST Engineering, the above-referenced fee would be payable). Included with the ST Engineering Competing Proposal was a letter from Blackstone confirming its support of the transactions contemplated by the ST Engineering Competing Proposal, including its interest in acquiring the CMPS Business.
On the evening of March 19, 2021, representatives of Sidley Austin LLP (“Sidley”) provided a copy of the ST Engineering Competing Proposal to representatives of Veritas Capital Fund Management, L.L.C. (“Veritas”) and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), redacted in accordance with the terms of an existing non-disclosure agreement between the Company and ST Engineering.
On March 21, 2021, the Board of Directors of the Company (the “Board”) held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan Securities LLC (“J.P. Morgan”), Sidley, Faegre Drinker Biddle & Reath LLP (“Faegre”), Spotlight Advisors (“Spotlight Advisors”) and Sloane & Co (“Sloane”). At the meeting, representatives of

Faegre reviewed with the Board its fiduciary duties, including with respect to the ST Engineering Competing Proposal. Representatives of Sidley discussed with the Board the Company’s obligations under the original merger agreement executed with Parent. The Company’s advisors then discussed with the Board various aspects of the ST Engineering Competing Proposal, including the $76.00 per share merger consideration, the scope of regulatory considerations and approvals necessary to close the ST Engineering Transaction and the CMPS Transaction, the anticipated timeline to reach a closing of both the ST Engineering Transaction and the CMPS Transaction, and the contractual protections afforded to the Company in the mark-up of the ST Engineering Transaction draft merger agreement with respect to the receipt of regulatory approvals. Among other things, the Board, senior management and the Company’s advisors discussed the statements in the ST Engineering Competing Proposal with respect to ST Engineering’s partnership with Blackstone and the inclusion of the “hell or highwater” provision to take any and all actions necessary to obtain the required regulatory approvals and the termination fees payable by ST Engineering under certain circumstances (including (a) if CFIUS approval was not obtained within nine months or (b) the merger agreement terminated because of failure to obtain the required regulatory approvals and a court had provided a final, non-appealable order that Blackstone breached its regulatory obligations to ST Engineering). After engaging in further discussion and asking questions of the Company’s advisors, the Board determined that the ST Engineering Competing Proposal was or would reasonably be expected to lead to a “superior proposal” as defined in the original merger agreement with Parent and that the failure to engage in discussions with, or provide information to, ST Engineering would have been reasonably likely to be inconsistent with the Board’s fiduciary duties under applicable law. The Board then authorized senior management and the Company’s advisors to engage in discussions with ST Engineering and its advisors in accordance with the terms of the original merger agreement.
On March 22, 2021, the Company issued a press release announcing that the Board had determined that the ST Engineering Competing Proposal was or would reasonably be expected to lead to a “superior proposal,” as that term is defined under the original merger agreement, and that the Board would engage in discussions with ST Engineering.
Beginning on March 22, 2021, the Company and its representatives began providing additional due diligence information to ST Engineering and its representatives and Blackstone and its representatives and discussing the terms of the ST Engineering Competing Proposal. Representatives of Latham & Watkins LLP (“Latham”), counsel to ST Engineering, stated that they would send to Sidley drafts of the separation and on-sale agreement and related agreements with Blackstone, and indicated that, because ST Engineering and Blackstone had not had access to the data room since the morning of February 8, 2021, portions of the separation and on-sale agreement remained subject to the completion of additional due diligence. Over the course of March 22, 2021 through March 26, 2021, representatives of ST Engineering and Blackstone engaged in due diligence. Additionally, representatives of Sidley and Faegre engaged in multiple discussions with representatives Latham and representatives of Simpson Thacher & Bartlett LLP (“Simpson Thacher”), counsel to Blackstone, to discuss various components of the ST Engineering Competing Proposal, including the projected timeline to obtain regulatory approvals and the proposed approach to ensure the timely receipt of all regulatory approvals.
During the morning of March 23, 2021, representatives of Sidley engaged in discussions with representatives of Latham regarding the ST Engineering Competing Proposal and proposed modifications to the draft merger agreement provided by ST Engineering to improve the likelihood that the Board would determine the ST Engineering Competing Proposal was a “superior proposal” under the original merger agreement with Parent.
Later on March 23, 2021, ST Engineering provided draft transaction agreements relating to the CMPS Transaction to Sidley, including the draft separation and on-sale agreement (the “CMPS Transaction Separation Agreement”), a form of transition services agreement term sheet, a limited guarantee from Blackstone (to guarantee damages payable by, and indemnification and reimbursement obligations of, the Blackstone Acquirer under the CMPS Transaction Separation Agreement) and an equity commitment letter from Blackstone (the agreements to effect the CMPS Transaction, together with the agreements to effect the ST Engineering Transaction, are referred to as the “ST Engineering Competing Proposal Transaction Agreements”). The CMPS Transaction Separation Agreement and certain of the other CMPS Transaction documents were not in final form as certain provisions were subject to the completion of due diligence.

Following receipt, Sidley shared such draft transaction agreements with Skadden in accordance with the terms of the original merger agreement with Parent. The draft CMPS Transaction Separation Agreement, among other things, (a) contemplated that the Blackstone entity acquiring the CMPS Business (the “Blackstone Acquirer”) would take any and all actions required to obtain the necessary regulatory approvals, subject to certain limitations, (b) did not provide the Company direct enforcement rights against the Blackstone Acquirer, (c) permitted ST Engineering or the Blackstone Acquirer to terminate the CMPS Transaction agreements (i) in the event of a material breach by the other party or failure to obtain regulatory approvals or (ii) upon the failure of the other party to close the CMPS Transaction or the merger under the merger agreement with ST Engineering when required to do so (which termination rights could result in the Company having no ability to obtain specific performance or receive a termination fee from ST Engineering in connection with the ST Engineering Transaction even in circumstances when the Company was not in breach of the ST Engineering merger agreement and ST Engineering did not have a right to terminate the ST Engineering merger agreement) and (d) contemplated that a separation plan, regulatory approval plan, “customary” foreign ownership, control and influence mitigation plan (the “FOCI Mitigation Plan”), transition services agreement and other related documents to effect the transactions would be developed between signing and closing, but did not provide a contemplated timeline or deadlines for the completion of those various plans or agreements.
During a call on March 23, 2021, Latham, Simpson Thacher and the Company discussed the regulatory approval process, including timing and potential regulatory mitigation strategies the parties intended to propose that would be designed to facilitate the closing of the ST Engineering Transaction on a timely basis.
On March 24, 2021, Sidley provided to Latham a mark-up of the draft merger agreement with ST Engineering. Sidley then delivered to Skadden a copy of the mark-up of the draft merger agreement with ST Engineering in accordance with the terms of the original merger agreement with Parent. Early in the morning of March 25, 2021, Sidley provided to Latham a mark-up of the draft CMPS Transaction Separation Agreement and corresponding changes to the regulatory approval-related provisions of the draft merger agreement with ST Engineering. Sidley then delivered to Skadden a copy of the mark-ups. The mark-ups, among other things, (a) sought to enhance the speed and certainty of closing in an effort to ensure a timely closing by (i) confirming that ST Engineering and the Blackstone Acquirer would propose certain regulatory mitigation strategies discussed among counsel in their initial CFIUS and Defense Counterintelligence and Security Agency of the United States Department of Defense (“DCSA”) filings, (ii) eliminating the ability of ST Engineering and Blackstone to terminate the CMPS Transaction Separation Agreement in circumstances that would result in the Company having no ability to obtain specific performance or receive a termination fee from ST Engineering notwithstanding that the Company was not in breach of the ST Engineering merger agreement and ST Engineering did not have a right to terminate the ST Engineering merger agreement, (iii) increasing the amount of the termination fee payable by ST Engineering to (A) $250 million in the event of a termination related to Blackstone’s refusal to close when required to do so or the termination of the CMPS Transaction Separation Agreement if the Company was not in breach of the ST Engineering merger agreement and ST Engineering did not have a right to terminate the ST Engineering merger agreement and (B) $200 million in the event of failure to obtain regulatory approvals or the ST Engineering stockholder vote, (iv) providing the Company direct enforcement rights against Blackstone and the Blackstone Acquirer, and (v) providing deadlines for the completion of the separation plan, regulatory approval plan, FOCI Mitigation Plan, the transition services agreement and related transaction documents and (b) required ST Engineering to reimburse the Company for the termination fee payable to Parent in the event the Company terminated the original merger agreement with Parent.
On Friday, March 26, 2021, the Board held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, representatives of senior management and the Company’s advisors discussed with the Board the diligence efforts completed by ST Engineering and Blackstone over the course of the past week, and the advisors’ view that both ST Engineering and Blackstone had substantially completed their respective confirmatory due diligence. Representatives of Sidley discussed with the Board certain regulatory considerations with respect to the ST Engineering Competing Proposal, noting the material open issues in the ST Engineering Competing Proposal Transaction Agreements. The Board asked various questions of the Company’s advisors regarding the ST Engineering Competing Proposal, and determined to meet on Monday, March 29, 2021 to further discuss the ST Engineering Competing Proposal. The Board also discussed with representatives of Sidley the draft definitive proxy statement, including matters therein related to the ST Engineering Competing Proposal.
On March 26, 2021, the Company filed the definitive proxy statement with the SEC and began mailing the definitive proxy statement to the Company’s stockholders with respect to the original merger agreement with Parent and Sub and related matters. With respect to the ST Engineering Competing Proposal, the definitive proxy statement (i) indicated that the Company had received the ST Engineering Competing Proposal, (ii) stated that the Board had determined that the ST Engineering Competing Proposal was or would reasonably be expected to lead to a “superior proposal,” as that term is defined under the original merger agreement with Parent, and that the Board had determined to engage in discussions with ST Engineering to further evaluate the merits and risks of the transactions contemplated by the ST Engineering Competing Proposal relative to the pending merger with Parent, and (iii) confirmed that the Board continued to unanimously recommend that the stockholders of the Company vote “FOR” the proposal to adopt the original merger agreement with Parent and Sub and the other proposals set forth in the definitive proxy statement.
In the evening of March 27, 2021, representatives of Skadden indicated to representatives of Sidley that a revised proposal from Veritas in response to the ST Engineering Competing Proposal would be forthcoming. Later that night, Skadden provided to the Company a revised written proposal from Veritas (as amended as described herein, the “Veritas Responsive Proposal”). The letter that accompanied the Veritas Responsive Proposal, among other things, (i) noted the superior timing and value certainty to the Company’s stockholders of the merger transaction with Parent, (ii) proposed to increase the merger consideration from $70.00 to $72.00 per share in cash, (iii) accelerated the “outside date” by which either party could terminate the merger agreement with Parent if the merger had not been consummated by such date to July 31, 2021 from November 7, 2021, (iv) increased the termination fee payable by the Company proportionally to the increase in the aggregate merger consideration and (v) increased the termination fee payable by Parent to $169,479,619 and made such termination fee payable if the merger did not close due to failure to obtain the remaining outstanding regulatory approvals by the revised outside date. The proposed increase in merger consideration in the Veritas Responsive Proposal was fully supported by draft amended and restated equity commitment letters previously executed in connection with the execution of the original merger agreement with Parent. The Veritas Responsive Proposal was conditioned on the Board (1) determining that the ST Engineering Competing Proposal was not a “superior proposal” or a proposal that would reasonably be expected to lead to a “superior proposal,” as that term is defined under the merger agreement, (2) accepting a revised definition of “superior proposal” as defined in the original merger agreement, such that future competing proposals would qualify as “superior proposals” only if they included fully committed financing from recognized financial institutions and/or creditworthy equity financing sources against whom the Company has direct enforcement rights with respect to such financing, and if the Board determined that any future competing proposal would reasonably be likely to be completed, taking into account all financial, legal, regulatory and other aspects of such competing proposal, within no more than six months following entry into a definitive agreement to effect such competing proposal and (3) accepting the Veritas Responsive Proposal no later than Monday, March 29, 2021 by 10:30 pm Eastern time.
Throughout the course of the day on March 28, 2021, representatives of Sidley engaged in discussions with representatives of Latham regarding the ST Engineering Competing Proposal and potential modifications to improve the likelihood that the Board would determine the ST Engineering Competing Proposal was a “superior proposal” as that term is defined under the original merger agreement with Parent. Representatives of Latham informed representatives of Sidley that ST Engineering was planning to submit enhancements to the ST Engineering Competing Proposal.
On Sunday, March 28, 2021, the Board held a meeting via videoconference (the “March 28 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. At the meeting, representatives of Sidley reviewed with the Board its fiduciary duties and discussed with the Board the material legal terms of the ST Engineering Competing Proposal and the Veritas Responsive Proposal, including a comparison of key terms and provisions contained therein. The Board asked various questions and discussed with Sidley the scope of regulatory approvals in connection with the ST Engineering Competing Proposal, the anticipated closing timing for both the merger and the ST Engineering Transaction, the enhancements to closing certainty provided in the Veritas

Responsive Proposal, and various provisions related to closing certainty in the ST Engineering Transaction. Representatives of J.P. Morgan then discussed with the Board certain economic terms with respect to both proposals. Members of senior management indicated that representatives of ST Engineering had communicated that, in light of feedback received from the Company’s advisors in the mark-ups to the ST Engineering Competing Proposal Transaction Agreements and their negotiations, ST Engineering planned to submit enhancements to the ST Engineering Competing Proposal. After further consultation with senior management and the Company’s advisors, the Board determined to meet again the following day to consider further the ST Engineering Competing Proposal and the Veritas Responsive Proposal, including any revised terms that may have been provided by ST Engineering.
Following the March 28 Meeting, representatives of ST Engineering submitted to the Company proposed definitive ST Engineering Competing Proposal Transaction Agreements which, among other things, (a) increased the per-share merger consideration to $78.00, (b) increased the termination fee payable by ST Engineering from approximately $113 million to $200 million, which termination fee would be payable by ST Engineering if the ST Engineering merger agreement terminated because of the failure to obtain CFIUS approval by the proposed “outside date” of nine months, although such termination fee would not become payable upon the failure to obtain any other regulatory clearances or approvals, (c) provided the Company direct enforcement rights against the Blackstone Acquirer and the Blackstone funds providing the equity commitment letter and (d) proposed timelines for completion of the separation and transition plan, the FOCI Mitigation Plan and the regulatory approval plan. The revised ST Engineering Competing Proposal Transaction Agreements, however, rejected certain clarifications and enhancements proposed in the Sidley mark-ups of March 24 and March 25, 2021, including (i) rejecting confirmation that the initial regulatory filings with CFIUS and the DCSA would include the regulatory mitigation strategies discussed on March 23, 2021, (ii) rejecting the elimination of the ability of ST Engineering and Blackstone to terminate the CMPS Transaction Separation Agreement in circumstances that would result in the Company having no ability to obtain specific performance or receive a termination fee from ST Engineering notwithstanding that the Company was not in breach of the ST Engineering merger agreement and ST Engineering did not have a right to terminate the ST Engineering merger agreement, (iii) rejecting (A) a separate termination fee of $250 million payable by ST Engineering in the event of a termination of the CMPS Transaction Separation Agreement if the Company was not in breach of the ST Engineering merger agreement and ST Engineering did not have the right to terminate the ST Engineering merger agreement and (B) a termination fee payable by ST Engineering in the event of failure to obtain regulatory approvals other than CFIUS and (iv) rejecting reimbursement of the Company for payment of the $45,454,304 Company termination fee to Parent in the event the original merger agreement with Parent were terminated in connection with the Company entering into the ST Engineering merger agreement. The revised ST Engineering Competing Proposal Transaction Agreements also eliminated the termination fee payable by ST Engineering if regulatory approvals were not obtained because of a breach by the Blackstone Acquirer but did contemplate the ability of the Company to make direct damages claims against the Blackstone Acquirer for breach of the regulatory efforts covenant, subject to a $200 million cap. The accompanying letter from ST Engineering confirmed that both ST Engineering and Blackstone had completed due diligence, subject to a limited number of calls with certain of the Company’s customers. Representatives of Sidley delivered to representatives of Skadden the revised ST Engineering Competing Proposal Transaction Agreements and the accompanying letter in accordance with the terms of the original merger agreement with Parent.
After reviewing the proposed definitive ST Engineering Competing Proposal Transaction Agreements, representatives of Sidley and Latham discussed various provisions, and representatives of Sidley previewed that they would revise certain contractual provisions to enhance closing certainty, mitigate regulatory risk, and improve the expected closing timing of the ST Engineering Transaction.
During the morning of March 29, 2021, Sidley provided to Latham mark-ups of the proposed ST Engineering merger agreement and proposed CMPS Transaction Separation Agreement included in the ST Engineering March 28, 2021 delivery, in both cases addressing a number of provisions discussed with Latham the night before. Among other things, Sidley proposed that the termination fee would become payable upon the failure to obtain any regulatory approval by the nine-month “outside date” and included an obligation that both ST Engineering and Blackstone would commit to certain regulatory mitigation strategies intended to ensure timely receipt of regulatory approvals. Following delivery of the mark-ups to representatives of Latham, representatives of Sidley then delivered the mark-ups to representatives of Skadden in accordance with the terms of the original merger agreement with Parent.
Over the course of the day on March 29, 2021, representatives of Sidley and representatives of Latham engaged in discussions regarding the proposed definitive agreements included in the ST Engineering Competing Proposal. In the afternoon, representatives of Latham provided a revised proposed definitive merger agreement and CMPS Transaction Separation Agreement to representatives of Sidley. Although representatives of the Company and representatives of ST Engineering advanced certain provisions in the proposed definitive ST Engineering Competing Proposal Transaction Agreements, the parties were unable to resolve key issues, including (i) whether ST Engineering and Blackstone would be obligated to pay the termination fee upon the failure to obtain all regulatory approvals by the nine-month “outside date,” (ii) the approach to obtaining certain regulatory approvals on a timely basis and (iii) eliminating the ability of ST Engineering and Blackstone to terminate the CMPS Transaction Separation Agreement in circumstances that would result in the Company having no ability to obtain specific performance or receive a termination fee from ST Engineering notwithstanding that the Company was not in breach of the ST Engineering merger agreement and ST Engineering did not have a right to terminate the ST Engineering merger agreement.
In light of the stated deadline that the Veritas Responsive Proposal would terminate at 10:30 p.m. Eastern time and having been informed by representatives of Sidley that the revised agreements provided by Latham contained material open issues, Bradley Feldmann, the Chief Executive Officer, President and Chairman of the Company (“Mr. Feldmann”), communicated with a Senior Executive of ST Engineering to request improvements to the transaction agreements included in the ST Engineering Competing Proposal in an effort to minimize closing uncertainty and enhance the chances of the parties being able to consummate the ST Engineering Transaction on a timely basis. The Senior Executive of ST Engineering indicated that he understood Mr. Feldmann’s request, but that the revised agreements as circulated by Latham reflected all the material contractual concessions that both ST Engineering and Blackstone were willing to make.
Shortly in advance of the scheduled meeting of the Board, representatives of Skadden delivered to the Company a revised written proposal from Veritas (as amended as described herein, the “Veritas Second Responsive Proposal”), including an increase in the per-share merger consideration to $74.00 per share, fully supported by draft amended and restated equity commitment letters previously executed in connection with the execution of the original merger agreement with Parent. The Veritas Second Responsive Proposal reaffirmed that it automatically terminated at 10:30 p.m. Eastern time that evening.
During the evening of Monday, March 29, 2021, the Board held a meeting via videoconference (the “March 29 Meeting”), attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. Representatives of senior management discussed with the Board recent developments with respect to both the ST Engineering Competing Proposal and the Veritas Second Responsive Proposal. Representatives of Sidley reviewed with the Board its fiduciary duties and its obligations under the original merger agreement with Parent and then discussed with the Board the status of contractual negotiations since the March 28 Meeting. These discussions included, among other things, the position of ST Engineering and Blackstone that only the failure to obtain CFIUS approval, but not the failure to obtain any other regulatory approval, by the nine-month “outside date” would trigger ST Engineering’s obligation to pay the termination fee, the position of ST Engineering and Blackstone with respect to the regulatory mitigation strategies and when they were willing to propose those strategies, and the circumstances in which the termination of the CMPS Transaction could result in the Company not having a right to seek specific performance or obtain a termination fee. Representatives of J.P. Morgan then discussed with the Board an overview of the economic terms of the ST Engineering Competing Proposal and certain considerations in light of the automatic termination of the Veritas Second Responsive Proposal at 10:30 p.m. Eastern time that evening. The Board then engaged in various discussions with senior management and the Company’s advisors, comparing the $78.00 per-share consideration of the ST Engineering Competing Proposal to the $74.00 per-share consideration of the Veritas Second Responsive Proposal, weighing potential closing timelines and potential closing uncertainty attributable to each of the ST Engineering Transaction and the existing merger with Parent, and considering the time value of money and the impact of the differences in estimated timing to close on the proposed per-share prices under the Veritas Second Responsive Proposal and the ST Engineering Competing Proposal. The Board discussed the 10:30 p.m. Eastern time deadline provided by Veritas, the status of the discussions with each of ST Engineering and Veritas, the fact that ST

Engineering diligence was complete and the ability to use the deadline to obtain any final concessions from each of ST Engineering and Veritas. Following thorough deliberations and cognizant of the automatic termination of the Veritas Second Responsive Proposal at 10:30 p.m. Eastern time that evening, the Board directed Mr. Feldmann to contact a Senior Executive of ST Engineering to request that ST Engineering improve upon the terms in the current agreements to increase the likelihood of a timely closing of the ST Engineering Transaction, further mitigate closing uncertainty and further increase ST Engineering’s $78.00 per-share consideration. The Board also directed Mr. Feldmann to contact representatives of Veritas to request that Parent further increase Parent’s $74.00 per-share consideration and revert to the existing definition of “superior proposal” as defined in the original merger agreement with Parent.
Immediately following the March 29 Meeting, Mr. Feldmann contacted a Senior Executive of ST Engineering to deliver the message requested by the Board and indicated the Board needed to hear back sufficiently in advance of the automatic termination of the Veritas Second Responsive Proposal at 10:30 p.m. Eastern time that evening. In response to Mr. Feldmann’s communication, the Senior Executive of ST Engineering asked Mr. Feldmann if the Board would be likely to proceed with Parent if ST Engineering failed to make the requested changes. Mr. Feldmann responded that he could not speak for the Board, but that may be the case. The Senior Executive of ST Engineering did not provide Mr. Feldmann with any enhanced terms prior to the given deadline. In advance of the 10:30 p.m. Eastern time deadline imposed by the Veritas Second Responsive Proposal, Mr. Feldmann communicated with a representative of Veritas and requested on behalf of the Board that Parent increase its $74.00 per share consideration and revert to the existing definition of “superior proposal” as defined in the original merger agreement. After various conversations between Mr. Feldmann and Veritas, Parent orally committed to paying consideration of $75.00 per share, but indicated it would require the revised definition of “superior proposal” as set forth in the amendment to the merger agreement included in the Veritas Second Responsive Proposal. In response to Mr. Feldmann’s suggestion that Parent pay $76.00 per share, Parent stated that it would not agree to $76.00 per share. Shortly following such conversation, representatives of Skadden delivered a revised amendment to the merger agreement reflecting the increased per-share price of $75.00, fully supported by draft amended and restated equity commitment letters previously executed in connection with the execution of the original merger agreement with Parent. Following discussions between Mr. Feldmann and representatives of Parent, Parent orally agreed to keep the Veritas Second Responsive Proposal open to allow the Board to meet again on March 30, 2021 to determine whether to approve the Veritas Second Responsive Proposal. The Company scheduled a Board meeting for March 30, 2021 to determine whether to approve the Veritas Second Responsive Proposal. Sidley and Skadden prepared final forms of the amendments to the transaction documents for the Board meeting.
In the evening of March 29, 2021, in response to certain media reports speculating that ST Engineering had increased its proposal to $78.00 per share, ST Engineering issued a press release as required by the Singapore Exchange Limited confirming that it had submitted the ST Engineering Competing Proposal to acquire the Company for $78.00 per share in cash.
On the morning of Tuesday, March 30, 2021, a Senior Executive of ST Engineering communicated to Mr. Feldmann that, although ST Engineering and Blackstone could not further increase their $78.00 per share price, ST Engineering would agree to certain contractual provisions with respect to the regulatory mitigation strategies and when they were willing to propose those strategies, including with respect to the FOCI Mitigation Plan and the regulatory approval plan, requested by the Company in an effort to ensure a timely closing of the ST Engineering Transaction. Representatives of Sidley also communicated to Skadden that ST Engineering had orally proposed to provide improved contractual terms intended to ensure the timely receipt of certain regulatory approvals.
During the course the day on March 30, 2021, representatives of Sidley discussed with Latham improvements that could be made to improve the potential that the Board would determine that the ST Engineering Competing Proposals was a “superior proposal” as defined in the original merger agreement with Parent. Sidley continued to provide prompt updates to Skadden as required by the original merger agreement with Parent.
Later in the day on March 30, 2021, the Board held a meeting via videoconference, attended by members of senior management and, among others, representatives of J.P. Morgan, Sidley, Faegre, Spotlight Advisors and Sloane. Representatives of senior management discussed with the Board recent developments with respect to both the ST Engineering Competing Proposal and the Veritas Second Responsive Proposal. Mr. Feldmann communicated to the Board his discussions with ST Engineering, including the enhancements it communicated it would provide, and reviewed with the Board his discussions with Parent from the prior evening. Representatives of Sidley reviewed with the Board its fiduciary duties. Sidley then discussed the latest negotiations with Latham regarding the ST Engineering Competing Proposal Transaction Agreements, including with respect to a proposal regarding regulatory mitigation strategies intended to increase the likelihood of the timely receipt of certain regulatory approvals. Representatives of Sidley also discussed with the Board key legal terms of both the ST Engineering Competing Proposal and the Veritas Second Responsive Proposal, noting that ST Engineering was preparing revised proposed transaction agreements. The Board discussed with senior management and the Company’s advisors the potential timelines for closing of each of the merger with Parent and the proposed ST Engineering Transaction, the level of certainty as to each of those timelines and risks that could result in delays to the completion of both transactions. The Board, senior management and the Company’s advisors also discussed time value of money and the impact of the differences in estimated timing to close on the proposed per-share prices under the Veritas Second Responsive Proposal and the ST Engineering Competing Proposal. The Board discussed further enhancements that could be made to distinguish the Veritas Second Responsive Proposal and the ST Engineering Competing Proposal, including the payment of a termination fee by ST Engineering in the event of failure to obtain any regulatory approvals other than CFIUS. The Board then determined to adjourn and hold a Board meeting later that evening after having received the revised agreements from Latham and any other improvements the parties agreed to provide.
Following the Board meeting, Mr. Feldmann, in accordance with the direction of the Board to attempt to improve the ST Engineering Competing Proposal, contacted a Senior Executive of ST Engineering to suggest that if the ST Engineering Transaction did not occur prior to a specified date, ST Engineering and Blackstone would pay a “ticking fee” of additional merger consideration per month after that date until the closing of the ST Engineering Transaction. Mr. Feldmann also relayed the Board’s request that ST Engineering and Blackstone agree to pay a termination fee if all regulatory approvals were not received by the nine-month “outside date.” Following this communication, the Senior Executive of ST Engineering communicated to Mr. Feldmann that ST Engineering would be unable to pay the incremental “ticking fee” consideration or accept the broader termination fee triggers. The executive also stated that the terms reflected in the agreements to be provided by Latham would represent the final meaningful concessions that ST Engineering and Blackstone were willing to make.
In the late afternoon of March 30, 2021, representatives of Latham provided revised agreements to representatives of Sidley. The agreements (i) contained certain of the enhanced provisions regarding the regulatory mitigation strategy ST Engineering would initially propose to certain regulators in an effort to ensure timely receipt of such regulatory approvals, (ii) eliminated certain situations in which the CMPS Transaction Separation Agreement could be terminated that would result in the Company not being able to seek specific performance or obtain a termination fee notwithstanding that the Company was not in breach of the ST Engineering merger agreement and (iii) did not provide for a termination fee payable by ST Engineering in the event regulatory approvals, other than CFIUS approval, were not obtained. Following receipt, Sidley then provided a copy of the revised agreements to Skadden in accordance with the terms of the original merger agreement with Parent.
In the evening of March 30, 2021, the Board held a meeting via videoconference, attended by members of senior management and representatives of J.P. Morgan, Raymond James & Associates, Inc. (“Raymond James”), Sidley, Faegre, Spotlight Advisors and Sloane. Consistent with the scope of Raymond James’s initial engagement letter with the Company, the Company had engaged Raymond James to provide a second fairness opinion. Mr. Feldmann reviewed with the Board the responses he received from ST Engineering, including the rejection of the “ticking fee” and the broader regulatory termination fee. Representatives of Sidley reviewed with the Board its fiduciary duties and discussed with the Board the status of key provisions in the agreements circulated by Latham in advance of the meeting. In discussing with the Company’s advisors, the Board noted that the proposed definitive agreements circulated by Latham did not contain the broader regulatory termination fee provisions, but provided certain of the provisions requested by Sidley regarding the regulatory strategy to be proposed to regulators in initial filings to enhance the likelihood of obtaining regulatory approvals on a timely basis. The Board discussed ST Engineering’s refusal to agree to a broader regulatory termination fee if the approvals were not obtained within nine months of signing the

ST Engineering Competing Proposal Transaction Agreements, what that refusal may suggest regarding the parties’ views on the level of certainty of obtaining all of the required approvals within nine months after signing (or the four to six months after signing that was outlined in ST Engineering’s letter of March 19, 2021) and what remedies might be available to the Company if not all regulatory approvals were obtained within the nine month period. The Board discussed with senior management and the Company’s advisors the potential timelines for closing of each of the merger with Parent and the proposed ST Engineering Transaction, the level of certainty as to each of those timelines and risks that could results in delays to the completion of the ST Engineering Transaction. The Board, senior management and the Company’s advisors also discussed time value of money and the impact of the differences in estimated timing to close on the proposed per-share prices under the Veritas Second Responsive Proposal and the ST Engineering Competing Proposal. Following discussion, it was the consensus of the Board that the ST Engineering Competing Proposal was not a “superior proposal” as defined in the original merger agreement with Parent. Representatives of J.P. Morgan then reviewed J.P Morgan’s financial analysis of the merger consideration contained in the Veritas Second Responsive Proposal with the Board and rendered J.P. Morgan’s oral opinion (subsequently confirmed by delivery of its written opinion) to the Board (in its capacity as such) on March 30, 2021 that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the $75.00 per-share merger consideration to be paid to the holders of Company common stock, after giving effect to the amendment to the merger agreement with Parent, was fair, from a financial point of view, to such holders. Raymond James then presented its financial analysis of the merger consideration with the Board and rendered an oral opinion, confirmed by delivery of a written opinion dated March 30, 2021, to the Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, and other limitations and qualifications described in the opinion, and based on the matters considered by Raymond James and the review undertaken by Raymond James as described in the opinion, the merger consideration to be received by holders of Company common stock (other than holders of Excluded Shares as defined in the Raymond James opinion) pursuant to the merger agreement, as contemplated by the proposed amendment, was fair, from a financial point of view, to such holders. Senior management also discussed with the Board a summary of additional factors to assist the Board in its assessment of the transaction, including certain risks that could materially affect the Company’s actual future performance.
Following extensive discussion with the Company’s advisors, the Board determined that, after thorough consideration, including, without limitation, consultation with management of the Company and the Company’s outside financial advisors and outside legal counsel, and, based on all of the factors, documents, information and advice the Board reviewed at this and prior meetings, the Board, after giving effect to the adjustments to the terms of the definitive agreements reflecting the Veritas Second Responsive Proposal, including the amendment to the merger agreement (the merger agreement as so amended, the “amended merger agreement”), determined that the ST Engineering Competing Proposal (with or without the terms as reflected in the latest documentation received by the Company) was neither a “superior proposal” as that term is defined in the original merger agreement with Parent, nor a proposal that would reasonably be expected to lead to a “superior proposal” as that term is defined in the original merger agreement with Parent.
The Board then determined that the Veritas Second Responsive Proposal at $75.00 per share, including the amended merger agreement with Parent, was fair to, advisable, and in the best interests of the Company and its stockholders and unanimously adopted resolutions approving the amendment to the merger agreement and related ancillary agreements, and recommended that the stockholders of the Company vote to approve the amended merger agreement.
Shortly following the Board meeting, the parties exchanged executed copies of the amendment to the merger agreement and other related ancillary agreements. Following such execution, the Company requested, in accordance with the terms of the amended merger agreement, that ST Engineering and Blackstone return or destroy all non-public information that was previously furnished or made available to them and their representatives, and terminated all data room access previously granted to ST Engineering, Blackstone and their respective representatives.
On the morning of March 31, 2021, and prior to the opening of trading on the NYSE, the parties announced the execution of the amendment to the merger agreement and increased consideration payable in connection with the merger.

Later in the day on March 31, 2021, ST Engineering issued a press release indicating that, following the decision of the Board to proceed with the Veritas Second Responsive Proposal at $75.00 per share, ST Engineering had terminated acquisition discussions with the Company.
Recommendation of the Board
At the special meeting of the Board on the evening of March 30, 2021, after careful consideration, and for the reasons summarized in the section entitled “The Merger — Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 51 of the definitive proxy statement and the section entitled “— Reasons for Recommending the Adoption of the Merger Agreement” below, the Board unanimously:
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approved and declared fair and advisable the merger and the execution, delivery, and performance by the Company of the amendment, the amended merger agreement and the consummation by the Company of the transactions contemplated by the amended merger agreement, including the merger;

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determined that the Company’s entry into the amendment, amended merger agreement and the consummation of the transactions contemplated by the amended merger agreement, including the merger, are in the best interests of the Company and its stockholders;

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directed that the amended merger agreement be submitted to a vote of the stockholders of the Company to be adopted; and

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subject to the conditions in the amended merger agreement, including receiving the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon to adopt the amended merger agreement, recommended the approval and adoption of the amended merger agreement by the stockholders of the Company (such recommendation, the “Board recommendation”).

Reasons for Recommending the Adoption of the Merger Agreement
The following information supplements information previously provided in the section entitled “The Merger — Reasons for Recommending the Adoption of the Merger Agreement” beginning on page 51 of the definitive proxy statement.
In reaching its decision to approve the amendment, the amended merger agreement, the merger and the transactions contemplated thereby, the Board consulted with the Company’s senior management team and outside legal, financial and strategic advisors and, in determining that the amendment, the amended merger agreement, the merger and the other transactions contemplated by the amended merger agreement are fair to, advisable, and in the best interests of the Company and its stockholders, considered and evaluated numerous factors, including the following material factors, each of which the Board believes supports its unanimous determinations:
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Enhanced Value.   The Board considered that the $75.00 merger consideration represents:

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a 7% premium over the $70.00 per share consideration in the February 7, 2021 original merger agreement;

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a 69% premium over the closing price of the Company common stock on September 18, 2020, the last trading day prior to the Company’s announcement of third-party interest in potentially acquiring the Company;

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A 36.7% premium over the 52-week volume weighted average trading price as of March 29, 2021, the last trading day prior to the Board’s approval of the amendment; and

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an implied enterprise value of $2.990 billion, which represents a multiple of 18.9x fiscal year 2020 EBITDA and 16.9x fiscal year 2021 projected EBITDA.

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Speed and Certainty of Value.   The Board considered the superior closing certainty and speed to closing of the proposed merger compared to the ST Engineering Transaction and the impact on the relative value of the $75.00 per share merger consideration compared to the $78.00 per share merger consideration in the ST Engineering Competing Proposal. In light of those factors, the Board concluded the ST Engineering Competing Proposal was not more favorable to the stockholders of the Company from a financial point of view than the proposed merger consideration under the amended merger agreement and that the proposed merger was in the best interest of stockholders of the Company. In that regard, the Board took account of the following, among other things:
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the proposed merger has received all but two required regulatory approvals, and those approvals are expected to be received in the next two months, whereas the ST Engineering Competing Proposal would require 17 to 19 regulatory approvals between the two transactions, including CFIUS approval;

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the proposed merger involves a simple transaction structure whereas the ST Engineering Competing Proposal was highly complex, resulting in greater uncertainty and execution risk; in particular, the Board took note of the following regarding the ST Engineering Competing Proposal:

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it did not have a functional separation and transition plan, regulatory approval plan or FOCI Mitigation Plan with respect to the DCSA, each of which would need to have been developed in connection with seeking regulatory approvals and in order to consummate the ST Engineering Transaction, which could cause delays;

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it contemplated the development and negotiation of a transition services agreement, real estate license agreement, trademark license agreement and cross-license agreement; and

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it would, even after execution, require extensive cooperation, coordination and negotiation by three parties (the Company, ST Engineering and the Blackstone Acquirer), with interests that would not always align, which could lead to disagreements and delays.

In light of the foregoing, the impact of the longer period to close the ST Engineering Competing Proposal relative to the proposed merger under the amended merger agreement and the relative levels of certainty of the likelihood of closing of the ST Engineering Competing Proposal compared to the proposed merger under the amended merger agreement, the Board determined that the ST Engineering Competing Proposal was not more favorable to the stockholders of the Company from a financial point of view than the proposed merger under the amended merger agreement.
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Recourse for Regulatory Failure.   The Board considered that, under the amendment, Parent agreed to pay the Company a $169,479,619 termination fee if the merger was not consummated because of the failure to obtain either of the two remaining regulatory approvals, whereas, although ST Engineering was willing to provide a “hell or high water” covenant, it was unwilling to agree to pay the Company a termination fee if the ST Engineering Competing Proposal did not close as a result of a failure to obtain regulatory approvals other than CFIUS by the nine-month “outside date.”

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Course of Negotiations.   The Board considered that it was able to obtain three price increases from Parent during the course of the negotiations following receipt of the ST Engineering Competing Proposal — from $70.00 per share to $72.00 per share, then to $74.00 per share, and finally to $75.00 per share. The Board considered that Parent indicated it would not increase its price to $76.00 per share and that it would not agree to modifications to its proposed definition of “superior proposal” as set forth in the amendment. The Board also considered that it was able to obtain one price increase from ST Engineering after submission of the ST Engineering Competing Proposal from $76.00 to $78.00, but that ST Engineering was unwilling to provide a “ticking fee” or other price protection should the ST Engineering Transaction take longer than a specified period of time to close, and that ST Engineering informed the Company prior to the Board’s last meeting on March 30, 2021 that ST Engineering was not prepared to make any further meaningful enhancements to the ST Engineering Competing Proposal.

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Fairness Opinions.   The Board considered the separate financial analyses and separate oral opinions of J.P. Morgan and Raymond James (subsequently confirmed by delivery of their respective separate written opinions) to the Board (in its capacity as such) on March 30, 2021 that, as of such date, and based upon and subject to the factors and assumptions set forth in each respective separate written opinion, the merger consideration to be paid to the holders of Company common stock in the merger was fair, from a financial point of view, to such holders, as more fully described in the section entitled “Additional Information About the Merger — Opinion of J.P. Morgan,” beginning on page S-22 of this proxy supplement, and Annex B to this proxy supplement, and the section entitled “Additional Information About the Merger — Opinion of Raymond James,” beginning on page S-30 of this proxy supplement, and Annex C to this proxy supplement.
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Continued Ability to Consider Competing Proposals.   The Board considered that it retained the ability to consider other competing proposals that met the requirements of the amended merger agreement, including that the Board determine in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such proposal is or would reasonably be expected to lead to a “superior proposal” as defined under the amended merger agreement. In considering the revised definition of “superior proposal,” the Board considered its belief that, prior to giving effect to the revisions, it was unlikely there were any potentially interested parties that would make a competing proposal more attractive than the proposed amended merger agreement. In that regard, the Board took note of J.P. Morgan’s efforts prior to the Company’s execution of the original merger agreement with Parent to solicit other interest in acquiring the Company and the fact that since September of 2020 the Company had been “in play” as a result of the publicized reports of third-party interest in potentially acquiring the Company.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the amended merger agreement, the proposed merger, the ST Engineering Competing Proposal and the complexity of this matter, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and the Board recommendation. In addition, individual directors may have given different weights to different factors. The Board did not undertake to make any specific determination as to whether, or to what extent, any factor or any particular aspect of any factor, supported or did not support its ultimate determination. The Board based the Board recommendation on its consideration of the totality of the information presented to it, including the factors described above.
In considering the Board recommendation, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests, including financial interests, in the proposed merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the amendment and the amended merger agreement and the transactions contemplated thereby, and in making the Board recommendation. For additional information, see the section entitled “Additional Information About the Merger —  Interests of Directors and Executive Officers in the Merger,” beginning on page S-37 of this proxy supplement.
Opinion of J.P. Morgan
Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.
At a meeting of the Board on March 30, 2021, J.P. Morgan rendered its oral opinion (subsequently confirmed by delivery of its written opinion) to the Board (in its capacity as such) that, as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the per share merger consideration to be paid to the holders of the Company common stock in the proposed merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan, dated March 30, 2021, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy supplement and is incorporated herein by reference. The summary of the written opinion of J.P. Morgan set forth in this proxy supplement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the merger consideration to be paid to the holders of the Company common stock in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the

Company, or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed merger or any other matter.
In arriving at its opinion, J.P. Morgan, among other things:
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reviewed the amended merger agreement;

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reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

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compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

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compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

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reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business (which is referred to in this section as the “Management Forecasts” and which are summarized in the sections entitled “The Merger — Forward-Looking Financial Information” beginning on page 71 of the definitive proxy statement and “The Merger — Financial Projections” beginning on page 73 of the definitive proxy statement); and

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performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to J.P. Morgan’s engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent, under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided, by or on behalf of the Company, to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the amended merger agreement would be consummated as described in the amended merger agreement. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the amended merger agreement and the related agreements were and would be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and it relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger would be obtained without any adverse effect on the Company or on the contemplated benefits of the proposed merger.
The projections furnished to J.P. Morgan were prepared by the Company’s management. The Company does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections. For more information regarding the use of projections and other forward-looking statements, please refer to the section entitled “The Merger — Forward-Looking Financial Information,” beginning on page 71 of the definitive proxy statement, and “The Merger — Financial Projections,” beginning on page 73 of the definitive proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm its opinion. J.P. Morgan’s opinion was limited to the fairness, from a financial point of view, of the per share merger consideration to be paid to the holders of the Company common stock in the proposed merger and J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the per share merger consideration to be paid to the holders of the Company common stock in the proposed merger or with respect to the fairness of any such compensation.
The terms of the amended merger agreement, were determined through arm’s length negotiations between the Company and Parent, and its affiliates, and the Company’s decision to enter into the amended merger agreement, was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed merger or the per share merger consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Board (in its capacity as such) on March 30, 2021 and in the presentation delivered to the Board (in its capacity as such) on such date connection with the rendering of such opinion. The summary below does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and, in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous in certain respects to the Company or aspects thereof based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates. The companies selected by J.P. Morgan were as follows:
Defense Systems:
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Lockheed Martin Corporation,

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General Dynamics Corporations,

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Northrop Grumman Corporation,

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L3Harris Technologies, Inc.,

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Mercury Systems, Inc.,

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Kratos Defense & Security Solutions, Inc., and

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Ultra Electronics Holdings plc

Transportation:
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Itron, Inc., and

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Init Innovation in traffic systems SE

None of the selected companies reviewed is identical or directly comparable to the Company and certain of these companies may have characteristics that are materially different from those of the Company. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar in certain respects to those of the Company. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.
With respect to the selected companies, the information J.P. Morgan presented included the multiple of firm value (calculated as equity value plus or minus, as applicable, net debt or net cash, plus preferred stock and non-controlling interest) to Wall Street research analyst consensus estimates of earnings before interest, taxes, depreciation and amortization (which is referred to in this section as “EBITDA”) of the applicable selected company for calendar year 2022 (which multiple is referred to in this section as “FV/2022E EBITDA”). Financial data for the selected companies was from the selected companies’ filings with the SEC and publicly available Wall Street research analyst consensus estimates for calendar year 2022 that J.P. Morgan obtained from FactSet Research Systems. J.P. Morgan also calculated FV/2022E EBITDA multiples for the Company based on the closing prices per the Company’s common stock as of March 29, 2021, the day before the last trading day prior to the Company’s announcement that the Board had determined to accept the Veritas Second Responsive Proposal, including the amendment (which is referred to in this section as “Pre-Revised Acquisition Announcement Price”), and as of September 18, 2020, the last trading day prior to the Company’s announcement of third-party interest in potentially acquiring the Company (which is referred to in this section as the “Unaffected Price”), and publicly available analyst consensus estimates of the Company’s EBITDA, burdened for stock based compensation (which is referred to in this Section as the Company’s “Adjusted EBITDA”) for fiscal year 2022. Results of this analysis were presented for the selected companies and for the Company, as indicated in the following table:
FV/2022E EBITDA
Defense Systems
Median	12.1x
Mean	15.2x
Transportation
Median	13.1x
Mean	13.1x
Overall
Median	12.1x
Mean	14.8x
Based on the above analysis and other factors that J.P. Morgan considered appropriate in its professional judgment, J.P. Morgan selected an FV/2022E EBITDA multiple reference range for the Company of 11.0x to 16.0x. J.P. Morgan then applied that range to the estimate of the Company’s Adjusted EBITDA for 2022 included in the Management Forecasts (referred to as “Adjusted EBITDA — Management Projections”). To calculate an estimated equity value per share of Company common stock, J.P. Morgan then adjusted the implied firm value for the Company’s net debt as of December 31, 2020 (calculated as debt (excluding non-recourse debt of Boston AFC 2.0 Holdco LLC, a variable interest entity of the Company (which is referred to in this section as the “VIE”)), and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as reflected in the Company’s public filings, and divided the result by the fully diluted number of shares of Company common stock outstanding, calculated using information provided by the Company’s management.

This analysis indicated the following ranges of implied equity values per share of Company common stock (rounded to the nearest $0.25), which J.P. Morgan compared to the per share merger consideration, the Pre-Revised Acquisition Announcement Price and the Unaffected Price, as follows:
Implied Equity Value Per Company Common Stock Reference Range	Per Share Merger Consideration	Pre-Revised Acquisition Announcement Price	Unaffected Price
2022E Adjusted EBITDA
$55.00 – $87.75	$75.00	$76.05	$44.37
Discounted Cash Flow Analysis
J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining a range of fully diluted equity value per share of the Company’s common stock.
A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the future cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows estimated to be generated by the asset for periods beyond the projections period.
For purposes of its discounted cash flow analysis, J.P. Morgan used the unlevered free cash flows that the Company is expected to generate from December 31, 2020 through September 30, 2025 as reflected in the Management Forecasts. J.P. Morgan calculated a range of terminal values for the Company at the end of this period by applying perpetuity growth rates ranging from 2.50% to 3.50% to the unlevered free cash flow that the Company is expected to generate in the terminal year as reflected in the Management Forecasts. The unlevered free cash flows and the range of terminal values were then discounted to present values, as of December 31, 2020, using a range of discount rates from 9.50% to 10.50%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. These present values, when added together, resulted in a range of implied firm values for the Company. To calculate a range of implied equity values per share of Company common stock, J.P. Morgan then deducted from the range of implied firm values the Company’s net debt as of December 31, 2020 (calculated as debt (excluding non-recourse debt of the VIE) and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as reflected in the Company’s public filings, added the value of the benefits expected by the Company’s management to be derived by the Company from its utilization of estimated net operating loss carryforwards of the Company as provided by the Company’s management, and divided the result by the fully diluted number of shares of Company common stock, calculated using information provided by the Company’s management.
This analysis indicated a range of implied equity values per Company common stock (rounded to the nearest $0.25), which J.P. Morgan compared to the per share merger consideration, the Pre-Revised Acquisition Announcement Price and the Unaffected Price, as follows:
Implied Equity Value Per Company Common Stock Reference Range	Per Share Merger Consideration	Pre-Revised Acquisition Announcement Price	Unaffected Price
$60.75 – $84.75	$75.00	$76.05	$44.37
Selected Transaction Analysis
Using publicly available information, J.P. Morgan examined selected transactions with respect to businesses which J.P. Morgan judged to be analogous to the Company’s business or aspects thereof based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. The transactions indicated in the following table were selected by J.P. Morgan as relevant in evaluating the proposed merger.
Date Announced	Acquirer	Target
Defense
12/07/20	Mercury Systems, Inc.	Physical Optics Corporation
10/29/20	Parsons Corporation	Braxton Science & Technology Group, LLC
1/20/20	BAE Systems PLC	UTX (Collins) GPS
12/17/19	Leidos Holdings, Inc.	Dynetics, Inc.
7/25/19	Advent International Inc.	Cobham PLC
7/22/19	Parsons Corporation	QRC, LLC
12/12/18	Cerberus Capital Management, L.P.	Sparton Corporation
12/21/17	Mercury System Inc.	Themis Computer, Inc.
12/03/17	TTM Technologies, Inc.	Anaren, Inc.
11/23/15	Comtech Telecommunications Corp.	TeleCommunication Systems, Inc.
6/1/15	Ultra Electronics Holdings PLC	Kratos Defense & Security Solutions, Inc.
2/6/15	Harris Corporation	Exelis Inc.
5/20/14	Cobham PLC	Aeroflex Holding Corp.
11/4/13	Veritas Capital Fund Management, L.L.C.	Anaren, Inc.
10/9/13	CACI International Inc.	Six3 Systems, Inc.
Transportation / Payment Processing / Infrastructure
8/2/18	Jacobs Engineering Group Inc.	CH2M Hill Companies, Ltd.
6/21/18	Gores Holdings II, Inc.	Verra Mobility Corporation
12/17/17	Thales S.A.	Gemalto N.V.
4/20/17	SNC-Lavalin Group Inc.	WSAtkins plc
1/26/16	Total System Services, Inc.	TransFirst Holdings Corp.
9/3/14	WSP Global Inc.	Parsons Brinckerhoff Group Inc.
10/6/04	Roper Industries, Inc.	TransCore Holdings, Inc.
Using publicly available information, J.P. Morgan calculated, for each selected transaction, among other things, the multiples of the target company’s firm value (calculated as described above) implied in the relevant transaction to the target company’s (i) EBITDA for the twelve months prior to announcement of the applicable transaction (which multiple is referred to in this section as “FV/LTM EBITDA”) and (ii) estimated EBITDA for the twelve months following announcement of each applicable transaction (which multiple is referred to in this section as “FV/NTM EBITDA”). Financial data for the target companies was from press releases, FactSet Research Systems and the target company’s filings with the SEC, including filings made in connection with the applicable selected transaction. Results of this analysis were as indicated in the following table:
	FV/LTM EBITDA	FV/NTM EBITDA
Defense Companies
Median	12.2x	12.3x
Mean	12.1x	12.3x
Transportation/ Payment Processing/ Infrastructure Companies
Median	11.1x	12.7x
Mean	10.8x	12.7x
Overall

	FV/LTM EBITDA	FV/NTM EBITDA
Median	11.8x	12.3x
Mean	11.6x	12.4x
None of the selected transactions reviewed was identical to the proposed merger. Certain of these transactions may have characteristics that are materially different from those of the proposed merger. However, the transactions selected were chosen because the participants in and certain other aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the participants in and aspects of the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the merger.
Based on the above analysis and other factors that J.P. Morgan considered appropriate in its professional judgment, J.P. Morgan selected an FV/LTM EBITDA multiple reference range for the Company of 10.5x to 17.5x and an FV/NTM EBITDA multiple reference range for the Company of 10.0x to 15.0x. J.P. Morgan then applied the FV/LTM EBITDA multiple reference range to the Company’s Adjusted EBITDA for fiscal year 2020 as reflected in the Company’s public filings, and the FV/NTM EBITDA multiple reference range to the Company’s estimated Adjusted EBITDA — Management Projections for fiscal year 2021 reflected in the Management Forecasts to derive a range of implied firm values for the Company. To calculate a range of implied equity values per share of Company common stock, J.P. Morgan then deducted from the range of implied firm values the Company’s net debt as of December 31, 2020 (calculated as debt (excluding non-recourse debt of the VIE) and minority interest less cash (excluding restricted cash of the Company and cash and restricted cash of the VIE)) as reflected in the Company’s public filings, and divided the result by the fully diluted number of shares of Company common stock, calculated using information provided by the Company’s management.
This analysis indicated the following ranges of implied equity values per Company common stock (rounded to the nearest $0.25), which J.P. Morgan compared to the per share merger consideration of $75.00 in cash, the Pre-Revised Acquisition Announcement Price and the Unaffected Price, as follows:
Implied Equity Value Per Company Common Stock Reference Range	Per Share Merger Consideration	Pre-Revised Acquisition Announcement Price	Unaffected Price
2020A Adjusted EBITDA
$40.00 – $78.00	$75.00	$76.05	$44.37
2021E Adjusted EBITDA
$38.25 – $66.00	$75.00	$76.05	$44.37
Other Information
Historical Trading Range for the Company.   For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed the historical prices of the Company common stock during the 52-week period prior to March 29, 2021, noting that the low and high closing prices during such period were $31.01 and $78.13, respectively, compared to the per share merger consideration of $75.00 in cash, the Pre-Revised Acquisition Announcement Price of $76.05 and the Unaffected Price of $44.37.
Analyst Price Targets for the Company.   For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed certain publicly available equity research analyst share price targets for the Company common stock, noting that these share price targets ranged from $65.00 to $70.00 per Company common stock compared to the per share merger consideration of $75.00 in cash, the Pre-Revised Acquisition Announcement Price of $76.05 and the Unaffected Price of $44.37.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the proposed merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company or aspects thereof. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the proposed merger.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.
For financial advisory services rendered in connection with the merger, the Company has agreed to pay J.P. Morgan a fee estimated based on information available as of the signing of the amended merger agreement to be approximately $44 million, $3.5 million of which became payable upon delivery by J.P. Morgan of its opinion in connection with the original merger agreement and $2.5 million of which became payable upon delivery by J.P. Morgan of its opinion in connection with the amended merger agreement, and the remainder of which is contingent on and will become due upon the closing of the proposed merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with the Company and certain portfolio companies of Veritas Capital Fund Management, L.L.C., for which J.P. Morgan and such affiliates have received, or will receive, customary compensation. Such services during such period have included acting as joint lead bookrunner and joint lead arranger on the Company’s revolving credit facility and term loan in March 2020 and an amendment thereto to July 2020. In addition, J.P. Morgan’s banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and certain portfolio companies of Veritas, for which it has received customary compensation or other financial benefits. During the two years preceding the date of its opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Elliott Management Corporation (“Elliott”). During the two year period preceding the delivery of its opinion, the aggregate fees received by J.P. Morgan from the Company were approximately $5 million, and from Veritas and its affiliates were approximately $63 million. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding shares of Company common stock. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Veritas or Elliott Management Corporation for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.
Opinion of Raymond James
The full text of the written opinion of Raymond James is attached as Annex C to this proxy supplement. The summary of the opinion of Raymond James set forth in this proxy supplement is qualified in its entirety by reference to the full text of such written opinion. Company stockholders are urged to read this opinion in its entirety. The opinion of Raymond James speaks only as of the date of the opinion and does not reflect any developments that may occur or may have occurred after the date of such opinion and prior to the consummation of the merger.
The Company retained Raymond James to deliver to the Board an opinion as to the fairness, from a financial point of view, to the holders of Company common stock of the merger consideration to be received by such holders pursuant to the amended merger agreement. Raymond James did not serve as financial adviser to the Company with respect to the merger.
At the March 30, 2021 meeting of the Board, representatives of Raymond James rendered its oral opinion, as to the fairness, based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James by the Company as of March 30, 2021, from a financial point of view, to the holders of Company common stock, other than holders of Excluded Shares as defined in the Raymond James opinion, of the merger consideration to be received by such holders in the merger pursuant to the amended merger agreement, based upon and subject to the qualifications, assumptions, limitations and other matters considered in connection with the preparation of its opinion. Subsequently, and on the same day, Raymond James confirmed its oral opinion by delivering to the Board its written opinion (which is referred to in this section as the “opinion”) dated March 30, 2021, which is attached as Annex C to this proxy supplement and is incorporated herein by reference.
Raymond James provided its opinion for the information of the Board (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger, and Raymond James’s opinion only addresses whether the merger consideration to be received by the holders of Company common stock (other than holders of Excluded Shares as defined in the Raymond James opinion) in the merger pursuant to the amended merger agreement was fair, from a financial point of view, to such holders. The opinion of Raymond James does not address any other term or aspect of the amended merger agreement or the merger. The Raymond James opinion does not address the relative merits of the merger as compared to another business or financial strategy which may be or may have been available to the Company nor does it constitute a recommendation to the Board, to any Company stockholder or any holder of other Company securities including rights to acquire Company securities as to how the Board, such Company stockholder or other securities holder or any other person should vote or otherwise act with respect to the merger or any other matter.
In connection with its review of the proposed merger and the preparation of its opinion, Raymond James, among other things:
•
reviewed the financial terms and conditions as stated in the merger agreement as proposed to be amended by the draft amendment (which is collectively referred to in this section as the “merger agreement”);

•
reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company and approved for Raymond James’s use in rendering Raymond James’s opinion, including quarterly and annual projections (the “Projections”), as summarized under “The Merger — Financial Projections” beginning on page 73 of the definitive proxy statement;

•
reviewed certain information provided by management relative to the recent historical and projected near term financial performance of the Company;

•
reviewed the Company’s audited and unaudited financial statements on file with the U.S. Securities and Exchange Commission for the Company fiscal years ended September 30, 2019 and 2020 and the quarter ended December 31, 2020;

•
reviewed certain other disclosure set forth in the Company’s recent public filings and certain other publicly available information regarding the Company;

•
reviewed the financial and operating performance of the Company and those of other selected public companies, including their respective trading multiples, that Raymond James deemed to be relevant;

•
considered the publicly available financial terms of certain transactions in the Company’s industries and others which Raymond James deemed to be relevant including their relevant relative valuation multiples;

•
reviewed the current and historical market prices and trading activities for the Company common stock, and the current market prices and trading activities of the publicly traded securities of certain other companies that Raymond James deemed to be relevant;

•
reviewed a certificate dated March 30, 2021 addressed to Raymond James from a member of senior management of the Company certifying that the financial data and Projections provided by the Company were the best available as of the date of such certificate;

•
discussed with members of the senior management of the Company certain information relating to the aforementioned including, without limitation, senior management’s assessment of the Company’s past and current financial condition and operations, and its future prospects, and any other matters which Raymond James has deemed relevant to its inquiry; and

•
conducted such other financial studies, analyses and inquiries and considered such other information and factors as Raymond James deemed appropriate.

With the Company’s consent, Raymond James assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company, or otherwise reviewed by or discussed with Raymond James, and Raymond James did not undertake any duty or responsibility to, nor did Raymond James, independently verify any of such information. Raymond James did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James, with the Company’s consent, assumed that the Projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the expected future results and condition of the Company, and Raymond James relied upon the Company to advise Raymond James promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Raymond James expressed no opinion with respect to the Projections or the assumptions on which they were based. Raymond James relied upon and assumed, without independent verification, that the final form of and the terms and conditions of the merger agreement would be the same in all material respects as contained in the merger agreement including the draft amendment reviewed by Raymond James, including in all respects material to its analysis, and that the merger would be consummated in accordance with the terms of the merger agreement without waiver of or amendment to any of the conditions thereto. Furthermore, Raymond James assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement were true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement without being waived. Raymond James also relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations, and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to its analysis or opinion.

Raymond James expressed no opinion as to the underlying business decision to effect the merger, the structure or tax consequences of the merger, or the availability or advisability of any alternatives to the merger. The Raymond James opinion is limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of Company common stock pursuant to the amendment. Raymond James expressed no opinion with respect to any other reasons (legal, business, or otherwise) that may support the decision of the Board to approve or consummate the merger. Furthermore, no opinion, counsel or interpretation was intended by Raymond James on matters that require legal, accounting or tax advice. Raymond James assumed that such opinions, counsel or interpretations had been or would be obtained from appropriate professional sources. Furthermore, Raymond James relied, with the consent of the Company, on the fact that the Company was assisted by legal, accounting and tax advisors, and, with the consent of the Company relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors, as to all legal, accounting and tax matters with respect to the Company and the merger.
In formulating its opinion, Raymond James considered only the merger consideration to be received by the holders of Company common stock, and Raymond James did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or such class of persons, in connection with the merger whether relative to the merger consideration or otherwise. Raymond James was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion or (2) the fairness of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the merger amongst or within such classes or groups of security holders or other constituents). Raymond James expressed no opinion as to the impact of the merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Raymond James with the Board at its meeting on March 30, 2021, which material was considered by Raymond James in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to the Company or the contemplated merger. This summary does not purport to be a complete description of the analyses or data presented to Raymond James.
The following summary includes financial analysis summaries presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Raymond James, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Raymond James’s analyses.
Selected Companies Analysis
Raymond James analyzed the relative valuation multiples of eleven publicly traded companies that it deemed relevant, including:
Enterprise Value / EBITDA
Company Name	CY2020A	CY2021E
AeroVironment, Inc.	N.M.	N.M.
CAE Inc.	22.9x	15.8x
Curtiss-Wright Corporation	11.6x	11.0x
Conduent, Inc.	5.9x	6.2x
Init Innovation in Traffic Systems SE	12.3x	12.6x

Enterprise Value / EBITDA
Company Name	CY2020A	CY2021E
Kratos Defense & Security Solutions, Inc.	N.M.	N.M.
Mercury Systems, Inc.	21.2x	17.1x
Parsons Corporation	12.5x	11.9x
Thales S.A.	11.0x	8.5x
Ultra Electronics Holdings plc	10.2x	10.2x
Verra Mobility Corporation	16.8x	14.7x
Note: Items noted as “N.M.” are considered not meaningful to the analysis if the multiple falls outside of two (2) standard deviations from the mean.
Raymond James calculated various financial multiples for each company, including enterprise value (market value plus debt, plus preferred stock, plus minority interests, less cash and equivalents) compared to EBITDA, using publicly available actual EBITDA figures and consensus research EBITDA estimates for the selected companies for calendar years ending December 31, 2020 and 2021, referred to as CY2020A and CY2021E. The estimates published by research analysts were not prepared in connection with the merger or at the request of Raymond James and may or may not prove to be accurate. Raymond James reviewed the mean, median, reference low and reference high relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for the Company implied by the merger consideration. The results of the selected public companies analysis are summarized below:
Enterprise Value / EBITDA
	CY2020A	CY2021E
Mean	13.8x	12.0x
Median	12.3x	11.9x
Reference Low	9.2x	8.9x
Reference High	17.3x	15.0x
Merger Consideration	16.9x	17.5x
Note: Reference High (Low) Values are calculated as +/- 25.0% from the higher (lower) of the mean or median for the Selected Companies Analysis
Furthermore, Raymond James applied the mean, median, reference low and reference high relative valuation multiples for each of the metrics to the Company’s actual and projected financial results and determined the implied equity price per share of Company common stock and then compared those implied equity values per share to the merger consideration of $75.00 per share. The results of this are summarized below:
	Enterprise Value / EBITDA
	CY2020A	CY2021E
Mean	$58.12	$46.15
Median	$49.77	$45.51
Reference Low	$33.04	$29.85
Reference High	$76.93	$61.97
Merger Consideration	$75.00	$75.00
Raymond James selected these eleven companies because Raymond James believed that, on balance, these companies, relative to other companies whose securities are listed on U.S. national securities exchanges, most closely approached the business conducted by the Company and were deemed sufficiently similar for purposes of Raymond James’s analysis. Raymond James’s selected company analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies compared and other factors that could affect the selected companies differently than they would affect the Company.

Selected Transaction Analysis
Raymond James analyzed publicly available information relating to twelve selected acquisitions of companies, with transaction enterprise values above $250 million that closed or are pending from January 1, 2016 to March 30, 2021 and prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis were:
Company Name	Enterprise Value / TTM EBITDA	Enterprise Value / NTM EBITDA
Pending acquisition of the Military Training Business of L3 Harris Technologies by CAE (Pending; Announced Mar-2021)	13.5x	N.D.
Pending acquisition of FLIR Systems, Inc. by Teledyne Technologies, Inc. (Pending; Announced Jan-2021)	18.7x	17.4x
Acquisition of Physical Optics Corporation, Inc. by Mercury Systems, Inc. (Dec-2020)	N.D.	13.0x
Acquisition of Braxton Science & Technology Group, LLC by Parsons Corp. (Nov-2020)	N.D.	12.8x
Acquisition of Military Global Positioning Business of Collins Aerospace by BAE Systems (Jul-2020)	N.D.	15.2x
Acquisition of Dynetics, Inc. by Leidos, Inc. (Jan-2020)	N.D.	15.0x
Acquisition of Cobham plc by Advent International (Jan-2020)	13.1x	13.2x
Acquisition of The KeyW Corporation by Jacobs Engineering Group, Inc. (Jun-2019)	22.6x	17.6x
Acquisition of Gemalto N.V. by Thales S.A. (Apr-2019)	11.5x	11.2x
Acquisition of Sparton Corporation by Cerberus Capital Management, L.P. (Mar-2019)	7.2x	9.8x
Acquisition of Verra Mobility Corporation by Gores Holdings II, Inc. (Oct-2018)	12.5x	10.8x
Acquisition of Anaren, Inc. by TTM Technologies, Inc. (Apr-2018)	14.0x	N.D.
Acquisition of TeleCommunicationSystems, Inc. by Comtech Telecommunications Corp. (Feb-2016)	10.7x	N.D.
Note: Items noted as “N.D.” are not publicly available / determinable.
Raymond James examined valuation multiples of transaction enterprise value compared to the target companies’ EBITDA, in each case for twelve months ended prior to closing of the transaction and for the twelve months projected after the closing or announcement of the transaction, where such information was publicly available. Raymond James reviewed the mean, median, reference low and reference high relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for the Company implied by the merger consideration. Furthermore, Raymond James applied the mean, median, reference low and reference high relative valuation multiples to the Company’s actual TTM EBITDA and projected NTM EBITDA to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of $75.00 per share. The results of the selected transactions analysis are summarized below:
	Enterprise Value / Trailing Twelve Months (TTM) EBITDA	Implied Per Share Equity Price
Mean	13.8x	$57.71
Median	13.1x	$54.24
Reference Low	9.8x	$36.40
Reference High	17.2x	$76.42
Merger Consideration	16.9x	$75.00
Note: Reference High (Low) Values are calculated as +/- 25.0% from the higher (lower) of the mean or median for the Selected Transactions

	Enterprise Value / Next Twelve Months (NTM) EBITDA	Implied Per Share Equity Price
Mean	13.6x	$54.62
Median	13.1x	$51.91
Reference Low	9.8x	$34.65
Reference High	17.0x	$72.56
Merger Consideration	17.5x	$75.00
Note: Reference High (Low) Values are calculated as +/- 25.0% from the higher (lower) of the mean or median for the Selected Transactions
None of the selected transactions reviewed was identical to the merger. However, the selected transactions were chosen because certain aspects of the transactions, for purposes of Raymond James’s analysis, may be considered sufficiently similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transaction differently than they would affect the merger.
Discounted Cash Flow Analysis
Raymond James analyzed the discounted present value of the Company’s projected free cash flows from December 31, 2020 through September 30, 2025 on a standalone basis using the Projections. Raymond James calculated unlevered free cash flows, defined as earnings before interest, after taxes, plus depreciation, plus amortization, less capital expenditures, less investment in working capital.
The discounted cash flow analysis was based on the Projections. Consistent with the periods included in the Projections, Raymond James used fiscal year 2025 as the final year for the analysis and applied multiples ranging from 11.0x to 13.0x, selected by Raymond James upon the application of its professional judgment and expertise, to fiscal year 2025 EBITDA in order to derive a range of terminal values for the Company in 2025.
The projected unlevered free cash flows and terminal values were discounted using rates ranging from 9.5% to 11.5%, which range was selected, upon the application of Raymond James’s professional judgment and expertise, to reflect the weighted average after-tax cost of debt and equity capital associated with executing the Company’s business plan. This range was selected based on Raymond James’s experience and judgment and an estimate of the Company’s weighted average cost of capital. The resulting range of present enterprise values was adjusted by the Company’s net debt (the face amount of total debt and book value of non-controlling interests less the amount of cash and cash equivalents, as reflected as of December 31, 2020 based on the information provided by management to Raymond James), as well as management’s estimate for the value of its Net Operating Losses, and divided by the number of diluted shares outstanding in order to arrive at a range of present values per share of Company common stock. Raymond James reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for Company common stock implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:
Equity Value / Per Share
Terminal Value EBITDA Multiple Method
Minimum	$65.97
Maximum	$85.71
Merger Consideration	$75.00
Additional Considerations
The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, or applying undue weight to one valuation methodology over another, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Raymond James considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgments as to the significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Raymond James as to the actual value of the Company nor an opinion as to the price at which the Company’s common stock should trade or will trade in the future.
In performing its analyses, Raymond James made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of the Company. The analyses performed by Raymond James are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the Board (solely in its capacity as such) and were prepared solely as part of the analysis of Raymond James of the fairness, from a financial point of view, to the Company stockholders of the merger consideration to be received by such stockholders in connection with the proposed merger pursuant to the merger agreement as amended by the amendment. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty.
Neither Raymond James’s opinion nor the analyses described above should be viewed as determinative of the views of the Board or its management with respect to the Company, Veritas, Elliott and their respective affiliates, or the merger. Raymond James did not recommend any specific amount of consideration to the Board or that any specific merger consideration constituted the only appropriate consideration for the merger. The Company placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James.
The terms of the merger agreement, including the merger consideration, were determined through arm’s length negotiations among the parties to the merger agreement, and the Board’s decision to approve the amendment was solely that of the Board. Raymond James’s opinion was only one of many factors considered by the Board in its evaluation of the proposed merger, and Raymond James’s opinion should not be viewed as determinative of the views of the Board or its management with respect to the proposed merger or the merger consideration.
The Raymond James opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on March 30, 2021, and any material change in such circumstances and conditions may affect the opinion of Raymond James. Raymond James has no obligation to update, revise or reaffirm its opinion. Raymond James relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Raymond James that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Raymond James incomplete or misleading in any material respect. As the Company was aware, there was significant uncertainty as to the potential direct and indirect business, financial, legal, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (which, collectively, is referred to in this section as the “Pandemic Effects”). Raymond James expressed no opinion as to the potential impact of the Pandemic Effects on the analyses of Raymond James, its opinion, the merger or the Company.
During the two years preceding the date of Raymond James’s written opinion, Raymond James has not been engaged by, performed services for or received any compensation from the Company except as set forth in Raymond James’s written opinion, the full text of which is attached as Annex C to this proxy supplement. During the two years preceding the date of Raymond James’s opinion, Raymond James has not been engaged by, performed services for or received any compensation from Veritas, Elliott, or their respective affiliates except as set forth in Raymond James’s written opinion, the full text of which is attached as Annex

C to this proxy supplement. In connection with performing such services for the Company, Veritas, Elliott or their respective affiliates, Raymond James and/or its affiliates received compensation of approximately $4.70 million in the aggregate from the Company and its affiliates, approximately $40,000 in the aggregate from Veritas and its affiliates and no compensation from Elliott and its affiliates.
For services rendered in connection with the delivery of its opinion dated February 7, 2021, the Company has agreed to pay Raymond James a customary retainer of $100,000 and a fee of $1,500,000 upon delivery of its opinion. In connection with the delivery of this second opinion, the Company has agreed to pay Raymond James a fee of $1,250,000 upon delivery of its opinion. The Company also agreed to reimburse Raymond James for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Raymond James against certain liabilities arising out of its engagement.
The Company retained Raymond James to provide a fairness opinion in connection with the proposed merger based on Raymond James’s experience and reputation. Raymond James is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Raymond James may trade in the securities of the Company and those of Veritas, Elliott and those of their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Raymond James may provide investment banking, financial advisory and other financial services to the Company, Veritas, Elliott and their respective affiliates, or other participants in the merger in the future, for which Raymond James may receive compensation.
Interests of Directors and Executive Officers in the Merger
In light of the increased merger consideration contemplated by the amendment, the following information supplements the information contained in the section entitled “The Merger — Interests of Directors and Executive Officers in the Merger” beginning on page 75 of the definitive proxy statement with the following:
Members of the Board and the Company’s executive officers have various interests in the merger described in this section that may be in addition to, or different from, the interests of the Company stockholders generally. You should keep this in mind when considering the recommendation of the Board “FOR” the adoption of the merger agreement, as amended by the amendment. The members of the Board were aware of these interests and considered them at the time they approved the amended merger agreement and in making their recommendation that Company stockholders adopt the amended merger agreement. These interests are described below.
Certain Assumptions
Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions, as well as those described in the footnotes to the table in the section entitled “— Golden Parachute Compensation” below were used:
•
the relevant price per share of Company common stock is $75.00 per share, which is the fixed price per share to be received by our stockholders in respect of their shares of Company common stock in connection with the merger;

•
the effective time is March 31, 2021, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (which we refer to as the “assumed effective time”); and

•
the employment of each executive officer of the Company is terminated in an “involuntary termination without cause” or due to the executive officer’s resignation for “good reason” (as each such term is defined in the applicable plan), in each case, immediately following the assumed effective time.

Treatment of Outstanding Equity Awards and Equity Plans
Under the merger agreement, Parent did not agree to assume or continue the outstanding equity awards as contemplated by the Company’s Amended and Restated 2015 Incentive Award Plan and related award agreements. Accordingly, with respect to all outstanding RSU awards (as defined below) and restricted shares (as defined below) held by the Company’s executive officers and directors, the merger agreement provides that as a result of the merger, immediately prior to the effective time:
•
each outstanding award of restricted stock units (“RSUs”) with respect to Company common stock (each such award, an “RSU award”), including each award of performance-based RSUs, will be fully vested and cancelled and each holder of any such cancelled RSU award will be entitled to receive a payment in cash of an amount equal to the product of (A) the number of RSUs subject to such RSU award, multiplied by (B) the merger consideration, without interest, less any required tax withholding in accordance with the terms of the merger agreement. The merger agreement provides that, in the case of an RSU award that is subject to performance-based vesting conditions, the number of RSUs deemed to have been earned will be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date of the merger (the “closing date”) as the applicable measurement date, in each case in accordance with the applicable terms of such RSU award immediately prior to the effective time; and

•
each issued and outstanding share of Company common stock that has been issued as restricted stock (each such share, a “restricted share”)will be fully vested and cancelled and each holder of any such cancelled restricted share will be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest, less any required tax withholding in accordance with the terms of the merger agreement.

In addition to their outstanding equity awards, which are described in more detail below, directors and executive officers of the Company may beneficially own shares of Company common stock. Details regarding the beneficial ownership of the Company’s directors and executive officers of Company common stock are set out in the section entitled “Security Ownership of Certain Beneficial Owners and Management,” beginning on page 126 of the definitive proxy statement.
Treatment of Outstanding Equity Awards — Summary Tables
Non-Employee Directors
The following table sets forth the outstanding RSU awards held by each of the Company’s non-employee directors as of the assumed effective time and the estimated value of such awards, based on the merger consideration. Depending on when the actual effective time occurs, certain of these RSU awards may vest and/or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers have been rounded to the nearest whole number.
Non-Employee Director Equity Summary Table
Non-Employee Directors	Number of Restricted Stock Units (#)(1)	Value of Restricted Stock Units ($)(1)
Prithviraj Banerjee	2,212	166,199
Bruce G. Blakley	2,212	166,199
Maureen Breakiron-Evans	2,212	166,199
Denise L. Devine	2,212	166,199
Carolyn A. Flowers	2,212	166,199
Janice M. Hamby	2,212	166,199
David F. Melcher	2,212	166,199
Steven J. Norris	2,212	166,199

(1)
Under the merger agreement, each outstanding RSU award held by the Company’s non-employee directors will be fully vested and cancelled, and each holder of a cancelled RSU award will receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to the cancelled RSU award and (ii) the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement. The value of the RSU awards was calculated using the merger consideration. The value also includes the estimated value of dividend equivalents accrued on the RSUs prior to March 31, 2021.

Executive Officers
The following table sets forth the unvested RSUs held by each executive officer as of the assumed effective time (assuming no additional grants are made prior to the effective time) and the estimated value of such awards based on the merger consideration. Depending on when the effective time occurs, certain of these RSUs may vest and/or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers and values have been rounded to the nearest whole number.
Executive Officer Unvested Restricted Stock Unit Awards Summary Table
Executive Officers	Number of Restricted Stock Units (#)(1)	Value of Restricted Stock Units ($)(2)
Bradley H. Feldmann*	126,106	9,503,879
Anshooman Aga	35,193	2,651,963
Hilary L. Hageman	8,673	652,439
Mark Harrison	17,862	1,346,769
Michael Knowles	20,555	1,549,011
Grace G. Lee	16,329	1,230,572
Jeffrey Lowinger	7,372	553,895
Rhys Williams	3,101	233,622
Michael R. Twyman(3)	13,207	996,817

*
Also a director of the Company.

(1)
Under the merger agreement, each outstanding RSU award held by an executive officer will be fully vested and cancelled, and each holder of a cancelled RSU award will receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to the cancelled RSU award and (ii) the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement. In the case of an RSU award subject to performance-based vesting conditions, the number of RSUs deemed to have been earned shall be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date as the applicable measurement date, in each case accordance with the applicable terms of such RSU award in effect immediately prior to the effective time.

(2)
RSU awards held by the executive officers are as follows: Mr. Feldman: 12,557 RSU awards subject to time-based vesting and 113,549 RSU awards subject to performance-based vesting; Mr. Aga: 35,193 RSU awards subject to performance-based vesting; Ms. Hageman: 8,673 RSU awards subject to performance-based vesting; Mr. Harrison: 9,327 RSU awards subject to time-based vesting and 8,535 RSU awards subject to performance-based vesting; Mr. Knowles: 20,555 RSU awards subject to performance-based vesting; Ms: Lee: 16,329 RSU awards subject to performance-based vesting; Mr. Lowinger: 7,372 RSU awards subject to performance-based vesting; Mr. Williams: 3,101 RSU awards subject to performance-based vesting; and Mr. Twyman: 6,220 RSU awards subject to time-based vesting and 6,987 RSU awards subject to performance-based vesting. The value of the unvested RSU awards is calculated using the merger consideration, and RSU awards subject to performance-based vesting conditions are valued assuming that the units are deemed earned at 100%. The value also includes the estimated value of dividend equivalents accrued prior to March 31, 2021. If all RSU awards subject to performance-based vesting conditions are deemed earned at 125%, the total value of the RSU awards subject to performance-based vesting for each executive officer will be as follows: Mr. Feldmann: $10,700,512; Mr. Aga: $3,314,955; Ms. Hageman: $815,550; Mr. Harrison: $804,431; Mr. Knowles: $1,936,265; Ms. Lee: $1,538,215; Mr. Lowinger: $692,369; Mr. Williams: $292,028; and Mr. Twyman: $659,747.
(3)
As part of a negotiated agreement, on August 27, 2020, Mr. Twyman departed from the Company. In exchange for a customary release of claims, Mr. Twyman received certain severance benefits and the right to continued vesting in certain RSUs, which will vest as a result of the merger as reflected in the table above.

The following table sets forth the unvested restricted shares held by each executive officer as of the assumed effective time and the estimated value of such restricted shares. Depending on when the effective time occurs, certain of these restricted shares may vest and/or be cancelled, in each case, prior to the actual effective time in accordance with their terms and independent of the occurrence of the merger. All share numbers have been rounded to the nearest whole number.
Executive Officer Unvested Restricted Shares Summary Table(1)
Executive Officers	Number of Restricted Shares (#)(2)	Value of Restricted Shares ($)(2)
Bradley H. Feldmann*	35,614	2,696,856
Anshooman Aga	21,520	1,622,186
Hilary L. Hageman	5,353	402,727
Michael Knowles	8,841	667,173
Grace G. Lee	13,190	997,584
Jeffrey Lowinger	11,832	891,039
Rhys Williams	3,503	263,935

*
Also a director of the Company.

(1)
To mitigate the potential impact of the Section 280G excise tax (as described in more detail below) on the Company’s executive officers, the Executive Compensation Committee of Board approved the conversion of certain outstanding RSU awards into restricted shares in December, 2020. The executive officers who received such converted restricted shares were then given an opportunity to elect to take the value of such restricted shares into income for tax purposes in calendar year 2020. Because of the way in which the Section 280G excise tax is calculated, providing the executive officers with the ability to take the restricted shares into income in the calendar year before the merger is expected to close could result in a decrease in their potential exposure to the Section 280G excise tax. If the merger does not close and the restricted shares are forfeited prior to vesting, any executive officers who elected to be taxed on the restricted shares in 2020 would not be able to reverse their tax elections.

(2)
Under the merger agreement, each outstanding restricted share will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled restricted share shall be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest and less any required tax withholding in accordance with the terms of the merger agreement. The value of the unvested restricted shares is calculated based on the merger consideration and the estimated value of dividends accrued on the converted RSUs prior to their conversion, and on the restricted shares prior to March 31, 2021. The number of unvested restricted shares shown in the table represents the net number of restricted shares retained by the executive officers after electing to have shares withheld to cover taxes in December 2020 and therefore it is expected that the amounts shown (exclusive of dividend equivalents) generally should not be subject to further income tax at the time of the merger.
Change in Control Severance Benefits for Executive Officers
Transition Protection Plan
None of the Company’s executive officers are party to individual employment or severance agreements with the Company.
The Company maintains the Transition Protection Plan (which we refer to as the “Protection Plan”) to provide severance payments and benefits in the event that a participant’s employment is terminated in specified circumstances in connection with a change in control, as described more fully in this section. The Executive Compensation Committee has approved participation in the Protection Plan by each of the Company’s executive officers.
Under the Protection Plan, if there is a change in control of the Company (as defined below) and within 3 months before or 18 months after such change in control, a participant’s employment is involuntarily terminated without cause (as defined below), or the participant resigns for good reason (as defined below), then the Company would be obligated to:
•
pay the participant an amount equal to 24 months of the participant’s current salary, two times the participant’s annual incentive plan at target, and a pro-rated portion of the participant’s annual incentive plan at target for the year of termination, which amount shall be paid in equal installments over 24 months; and

•
continue for 18 months the participant’s participation in the medical and dental plans of the Company in which such participant participated at the time of termination.

Miscellaneous additional benefits, including outplacement service of up to $6,000, may also be provided. In unusual cases, moving of household goods may also be reimbursed by the Company under the Protection Plan.
A “change in control” occurs when a “person” acquires sufficient shares of the Company’s voting stock to elect a majority of the Company’s board of directors, assuming 90% of outstanding shares vote; a merger resulting in a substantial change in the directors; and certain other events. The merger will constitute a “change in control” within the meaning of the Protection Plan.
An “involuntary termination without cause” occurs when there is any involuntary termination of employment without (1) a willful and continued failure of the employee to perform substantially his or her duties, (2) his or her gross negligence or breach of fiduciary duty involving personal profit (etc.) or (3) his or her conviction or plea of no contest or guilty to state or federal felony criminal laws.
A resignation “for good reason” (referred to in the Protection Plan as a “constructive termination”) occurs when (1) the authority, duties, function or responsibilities of the employee are materially reduced, (2) his or her base salary is reduced, (3) following a change in control, (a) there is an elimination of the employee’s opportunity to achieve bonuses on a basis comparable to that provided prior to the change in control, or (b) if the employee participates in the Company’s annual incentive plan or 3-year incentive plan, then an amendment to either such plan reduces the percentage of average annual salary used to determine the employee’s bonus under such plan or plans either: (x) by more than 50% or (y) by an amendment that is not generally applicable to the Company’s other similarly-situated employees; (4) an employee’s job location is substantially changed, (5) the Company materially breaches the Protection Plan or (6) there is any failure by the Company to obtain the assumption of the Protection Plan by any successor or assign of the Company.
Following termination, to receive monthly payments the participant must execute a general release and must not breach the Company’s proprietary information policy and must not interfere with the employees, customers or suppliers of the Company.

The Protection Plan does not provide for, and none of the executive officers are otherwise entitled to receive from the Company or any of its affiliates, any tax gross-ups or reimbursements for the excise tax imposed by Section 4999 of the Code on so-called “parachute payments” under Section 280G of the Code (referred to as the 280G excise tax). The Protection Plan includes a ‘net best’ pay provision pursuant to which a participant’s payments and benefits under the Protection Plan will be reduced if and to the extent such a reduction would maximize the participant’s net after-tax proceeds.
If the closing occurred at the assumed effective time and each of the executive officers experienced an involuntarily termination of employment without cause as of such time, the aggregate cash payments due to the executive officers (excluding the named executive officers, whose payments are described more fully below) under the Protection Plan would total $3,902,887.
The section below titled “— Golden Parachute Compensation” sets forth an estimate of the amounts that would become payable to each of the Company’s named executive officers under the Protection Plan.
Non-Qualified Deferred Compensation Plan
The Company maintains a nonqualified deferred compensation plan that provides participants with the opportunity to make pre-tax deferrals. The deferred compensation plan is deemed unfunded and participants are unsecured general creditors of the Company. Participants in the deferred compensation plan are vested in their deferred amounts at all times. In connection with the merger, the Board authorized the termination of the deferred compensation plan effective as of the closing of the merger. As a result, the executive officers that participate in the deferred compensation plan will be paid out their vested, accrued balances.
Golden Parachute Compensation
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of compensation that each named executive officer of the Company could receive that is based on or otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the merger-related compensation payable to the Company’s named executive officers. For additional details regarding the terms of the payments and benefits described below, see the discussion above. This merger-related compensation is subject to a non-binding advisory vote of the Company stockholders, as set forth in Proposal 2 to the definitive proxy statement. See the section entitled “Proposal 2: Non-Binding Advisory Merger-Related Compensation Proposal,” beginning on page 29 of the definitive proxy statement.
The amounts set forth below are estimates of amounts that would be payable to the named executive officers using the assumptions described above under “— Certain Assumptions.” These estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy supplement and the definitive proxy statement. All dollar amounts set forth below have been rounded. Some of the assumptions are based on information not currently available, and as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects.

Golden Parachute Payments(1)
Name	Cash(2)	Equity(3)	Pension/ NQDC(4)	Perquisites/ Benefits(5)	Tax Reimbursements(6)	Other(7)	Total
Bradley H. Feldmann Chairman, President and Chief Executive Officer	4,631,250	12,200,735	—	52,047	—	—	16,884,032
Anshooman Aga Executive Vice President and Chief Financial Officer	2,052,160	4,274,149	—	52,047	—	—	6,378,356
Michael Knowles Senior Vice President, Cubic Corporation and President, Cubic Mission and Performance Solutions	1,875,000	2,216,184	—	52,047	—	—	4,143,231
Grace G. Lee Senior Vice President, Chief Human Resources and Diversity Officer	1,404,375	2,228,156	—	52,047	—	—	3,684,578
Jeffrey B. Lowinger Senior Vice President, Cubic Corporation and President, Cubic Transportation Systems	2,062,500	1,444,934	—	52,047	—	—	3,559,481
Michael R. Twyman(8)	—	996,817	—	—	—	—	996,817

(1)
The amounts reported in the “Cash” and “Perquisites/Benefits” columns are attributable to double-trigger arrangements (i.e., the amounts are triggered by the change in control that will occur upon completion of the merger and payment is conditioned upon the named executive officer’s qualifying termination of employment within three months before or eighteen months following the change in control). The amounts reported in the equity column are attributable to single-trigger arrangements, because the outstanding equity awards are not being assumed in the merger and so will be cashed-out as of the closing based on the merger consideration, as described more fully above.

(2)
Amounts disclosed reflect the cash severance that would be payable to each named executive officer under the Protection Plan, assuming that such named executive officer experienced an involuntary termination without cause or terminated employment for good reason as of the assumed effective time, determined as follows: (i) two times the named executive’s base salary (Mr. Feldmann: $1,950,000; Mr. Aga: $1,026,080; Mr. Knowles: $1,000,000; Ms. Lee: $802,500; and Mr. Lowinger: $1,100,000), plus (ii) two times the named executive’s target annual bonus (Mr. Feldmann: $2,145,000; Mr. Aga: $820,864; Mr. Knowles: $700,000; Ms. Lee: $481,500; and Mr, Lowinger: $770,000), plus (iii) a pro rata portion of the target annual bonus for the year in which the termination of occurs (Mr. Feldmann: $536,250; Mr. Aga: $205,216; Mr. Knowles: $175,000; Ms. Lee: $120,375 and Mr. Lowinger: $192,500).

(3)
Amounts reflect the acceleration value of the unvested RSU awards and the restricted shares held by each named executive officer, as described in more detail above in the section entitled “The Agreement and Plan of Merger — Treatment of Outstanding Equity Awards and Equity Plans.” Pursuant to the merger agreement, each outstanding unvested RSU award will be fully vested and cancelled, and each holder of a cancelled RSU award will be entitled to receive a payment in cash, without interest, equal to the product of (i) the number of RSUs subject to such RSU award, multiplied by (ii) the merger consideration, less any required tax withholding in accordance with the terms of the merger agreement. In the case of an RSU award subject to performance-based vesting conditions, the number of RSUs deemed to have been earned shall be equal to the target number of RSUs subject to such RSU award multiplied by the greater of (x) 100% and (y) the total stockholder return multiplier applicable to such RSU award (up to a maximum of 125% of the target number of RSUs), calculated as of the closing date and using the closing date as the applicable measurement date, in each case accordance with the applicable terms of such RSU award in effect immediately prior to the effective time. Each outstanding restricted share will be fully vested and cancelled and, in exchange therefor, each holder of any such cancelled restricted share shall be entitled to receive a payment in cash of an amount equal to the merger consideration, without interest and less any required tax withholding in accordance with the terms of the merger agreement. The values also include the estimated value of dividend equivalents accrued prior to March 31, 2021
Amounts shown in the table above assume that the outstanding RSU awards subject to performance-based vesting held by each named executive officer will be deemed to have been earned at 100%. If, instead, these performance-based RSU awards were deemed to have been earned at 125%, the value of the equity awards disclosed in the table would increase by the following amounts for each named executive officer: Mr. Feldmann: $2,140,103; Mr. Aga: $662,992; Mr. Knowles: $387,254; Ms. Lee: $307,643; Mr. Lowinger: $138,474; and Mr. Twyman: $131,949.
(4)
As of the assumed effective time, two of the Company’s named executive officers (Messrs. Feldmann and Lowinger) participate in or have account balances in a non-qualified deferred compensation plan sponsored or maintained by the Company. Balances under the nonqualified deferred compensation plan are fully vested. The Board has authorized the termination of the nonqualified deferred compensation plan effective as of the closing of the merger. As a result, the executive officers who participate in the plan will be paid out their vested, accrued balances.

In addition, Mr. Feldmann participates in the Company’s defined benefit pension plan, which was frozen as of December 31, 2006; no additional benefits accrued after that date. Mr. Feldmann will not be entitled to any enhanced or accelerated payments or benefits under the defined benefit pension plan as a result of the merger.
(5)
Amounts reflect payments, as provided for under the Protection Plan, in respect of the monthly cost of maintaining continued health and dental benefits for the named executive officer (and his or her spouse and dependents) under the Company’s group health plan, based on the insurance premiums in effect as of the assumed effective time, for a period of 18 months following termination of employment. The Company has estimated the cost of continued health and dental benefits at $46,047 for each named executive officer. Amount also reflects payment of $6,000 in outplacement costs for each named executive officer. In unusual cases, moving of household goods may also be reimbursed by the Company under the Protection Plan. Such amounts cannot be determined at this time.

(6)
None of the named executive officers are eligible to receive a tax reimbursement based on or otherwise related to the merger. The Protection Plan provides that the change in control benefits payable to the named executive officers are subject to reduction to avoid the imposition of excise taxes under Section 4999 of the Code in the event such reduction would result in a better after-tax result for the named executive officer. The amounts above do not reflect any possible reductions under that provision.

(7)
There are no other payments or benefits other than as disclosed in the other columns to the table.

(8)
As part of a negotiated agreement, on August 27, 2020, Mr. Twyman departed from the Company as a result of the combination of the two defense segments. In exchange for a customary release of claims, Mr. Twyman received a cash severance payment equal to six months of base pay and cash payment equal to an annual incentive plan payment for fiscal 2020 based on actual results, 12 months of COBRA coverage, and accelerated or continued vesting in certain RSUs, which will vest as a result of the merger. Accordingly, Mr. Twyman is not entitled to any cash severance payments or benefits under the Protection Plan or otherwise in connection with the merger, however, Mr. Twyman will be entitled to payment of his equity awards that vest as a result of the merger, as reflected in the table.

New Employment Arrangements
As of the date of this proxy supplement, none of the members of the Board or our executive officers has entered into any agreement, arrangement or understanding with Veritas, Elliott, Parent or any of its or their respective executive officers, directors or affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent, the surviving corporation or any of their affiliates. Although no such agreement, arrangement or understanding exists as of the date of this proxy supplement, certain of our executive officers may, prior to the completion of the merger, enter into new arrangements with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or certain of its affiliates, including the surviving corporation.

Director and Officer Indemnification and Insurance Information
Pursuant to the merger agreement, from and after the effective time, the surviving corporation shall (and Parent is obligated to cause the surviving corporation to), to the fullest extent permitted by applicable law and the Company’s governing documents, indemnify, defend and hold harmless each current or former director, officer or employee of the Company or any of the Company’s subsidiaries (which we refer to as a “Company employee”) and each fiduciary under benefit plans of the Company or any of its subsidiaries and each person who performed services at the request of the Company or any of its subsidiaries (we refer to each as an “indemnified party”), against (i) all losses, expenses (including reasonable attorneys’ fees and expenses), judgments, fines, claims, damages or liabilities or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring at or prior to the effective time (and whether asserted or claimed prior to, at or after the effective time) to the extent that they are based on or arise out of the fact that such person is or was a director, officer, employee or fiduciary under benefit plans or performed services at the request of the Company or any of its subsidiaries (which we refer to as “indemnified liabilities”), and (ii) all indemnified liabilities to the extent they are based on or arise out of or pertain to the transactions contemplated by the merger agreement, whether asserted or claimed prior to, at or after the effective time, and including any reasonable and documented expenses incurred in enforcing such person’s rights. In the event of any such indemnified liability (whether or not asserted before the effective time), the surviving corporation will pay the reasonable and documented fees and expenses of counsel selected by the indemnified parties promptly after statements therefor are received, and otherwise advance to such indemnified party upon request, to the fullest extent permitted under applicable law, reimbursement of documented expenses reasonably incurred (provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is determined by a final and non-appealable judgment of a court of competent jurisdiction that such person is not legally entitled to indemnification under applicable law).
Also, the Company will be permitted to, prior to the effective time (and, if the Company fails to do so, Parent will cause the surviving corporation to), obtain and fully pay the premium for a “tail” insurance and indemnification policy that provides coverage for a period of six years from and after the effective time for events occurring prior to the effective time (which we refer to as the “D&O insurance”) that (i) is substantially equivalent to and in any event not less favorable in the aggregate to the intended beneficiaries thereof than the Company’s existing directors’ and officers’ liability insurance policy existing on the date of the merger agreement and (ii) expressly covers Parent and the surviving corporation as a successor in interest; provided, however, the Company shall not be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. If the Company and the surviving corporation for any reason fail to obtain such “tail” insurance policy as of the effective time, the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time the D&O insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement, or the surviving corporation will, and Parent will cause the surviving corporation to, purchase comparable D&O insurance for such six year period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of the merger agreement. However, the Company shall not expend, and Parent and the surviving corporation shall not be required to expend for such policies, an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance. Additionally, if the premium for such insurance coverage exceeds such amount, the surviving corporation shall obtain a policy with the greatest coverage reasonably available for a cost not exceeding such amount.
In addition, for not less than six years following the effective time, Parent shall cause the surviving corporation to maintain provisions in the organizational documents of the surviving corporation and its subsidiaries with respect to exculpation, indemnification and advancement of expenses that are no less favorable than the analogous provisions contained in the organizational documents of the Company and its subsidiaries in effect immediately prior to the effective time. The contractual indemnification rights of the directors and officers of the Company will be assumed by the surviving corporation and will continue in full force and effect in accordance with their terms following the effective time.

SUMMARY OF AMENDMENT TO THE MERGER AGREEMENT
On March 30, 2021, the Company, Parent and Sub entered into the amendment to amend the merger agreement. The definitive proxy statement includes the merger agreement attached as Annex A, and also includes a summary of the merger agreement, beginning on page 92 of the definitive proxy statement.
The material provisions of the amendment summarized below and elsewhere in this proxy supplement are qualified in their entirety by reference to the amendment, a copy of which is attached to this proxy supplement as Annex A, which is incorporated by reference in this proxy supplement. This summary does not purport to be complete and may not contain all of the information about the amendment that is important to you. We encourage you to read the amendment carefully in its entirety.
Increase in Merger Consideration
Pursuant to the amendment, each share of Company common stock issued and outstanding immediately prior to the effective time will be cancelled and automatically converted into the right to receive $75.00 in cash, without interest thereon, subject to required tax withholding in accordance with the terms of the merger agreement (the “merger consideration”), other than (i) shares that are held in the treasury of the Company, (ii) shares owned of record by the Company, (iii) shares owned of record by Parent, Sub or any of their respective subsidiaries (other than, in each case of clauses (i) – (iii), shares held on behalf of a third party) and (iv) shares held by stockholders of the Company who have not voted in favor of or consented to the adoption of the merger agreement and who have properly demanded appraisal of such shares and complied in all respects with all the provisions of the Delaware General Corporation Law concerning the right of holders of shares to require appraisal. Holders of outstanding awards of RSUs and restricted shares as of the effective time shall also receive the merger consideration, on the terms and subject the conditions of the merger agreement. The merger consideration represents an increase of $5.00 per share above the previous per share merger consideration of $70.00 per share in cash, without interest thereon and subject to required tax withholding in accordance with the terms of the merger agreement.
Annual Meeting Date
The amendment requires the Company to convene the special meeting of the Company’s stockholders related to the proposed transaction on April 27, 2021, unless required to be postponed or adjourned by a governmental entity or as a result of intervening events or facts arising after the date of the amendment requiring additional disclosure to the Company’s stockholders, or as otherwise consented to by Parent.
Increase in Termination Fees; Parent Termination Fee Triggers; Determination of Superior Proposal
Among other things, the amendment (i) increases the termination fee payable by the Company in connection with the termination of the merger agreement under specified circumstances, including in the event the Board effects a Change of Company Recommendation (as defined in the merger agreement), from $45,454,304 to $48,701,040, proportionally to the aggregate increase in merger consideration; and (ii) increases the termination fee payable by Parent in connection with the termination of the merger agreement under specified circumstances from $113,635,760 to $169,479,619. The amendment also makes earlier the outside date by which the merger must be consummated from November 7, 2021 to July 31, 2021, provided that the Company may, in its discretion, extend the outside date to November 7, 2021 if approvals under certain investment screening laws have not been obtained by July 31, 2021. The amendment also expands the circumstances pursuant to which Parent must pay a termination fee to include the failure to obtain approvals under certain investment screening laws by the outside date if the merger agreement is terminated in accordance with its terms.
The amendment also amends the definition of “superior proposal” in the merger agreement to require the Company to, when evaluating whether a “competing proposal” (as defined in the Merger Agreement) is or would reasonably be expected to lead to a superior proposal, determine that such competing proposal (i) is reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such competing proposal, within no more than six months following entry into a definitive agreement to effect such competing proposal; (ii) provides, with respect to the entire cash consideration and other amounts (including costs associated with the proposed acquisition) payable at closing of the transaction or transactions resulting therefrom for which the counterparty does not have cash on hand, for fully committed financing from (A) recognized financial institutions and/or (B) creditworthy equity financing sources against whom the Company has direct enforcement rights; and (iii) provides for direct enforcement rights of the Company against each constituent party thereto.
Amendment to Equity Commitment Letters; Limited Guarantees
Parent has also, contemporaneously with the execution of the amendment, delivered to the Company (i) amended equity commitment letters from each of The Veritas Capital Fund VII, L.P. (the “Veritas Sponsor”) and Elliott Associates, L.P. and Elliott International, L.P. (together with Elliott Associates, L.P., the “Elliott Sponsors”) to fund the increase in the aggregate consideration required to be paid in connection with the merger as a result of the amendment and which, together with the amended and restated debt commitment letter and the preferred equity commitment letter, each entered into by Sub on March 4, 2021 and described in the section entitled “The Merger — Financing of the Merger” beginning on page 84 of the definitive proxy statement, commit sufficient funds to Parent and Sub to consummate the Merger; and (ii) amended limited guarantees in favor of the Company and described in the section entitled “The Merger — Limited Guarantees” beginning on page 86 of the definitive proxy statement, pursuant to which the Veritas Sponsor and the Elliott Sponsors have guaranteed certain of Parent’s and Sub’s payment obligations under the merger agreement, as amended by the amendment.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.
Statements contained in this proxy supplement, or in any document incorporated in this proxy supplement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy supplement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy supplement, except to the extent that such information is superseded by information in the definitive proxy statement or this proxy supplement. Further, the information that we later file with the SEC may update and supersede the information incorporated by reference or the information in the definitive proxy statement or this proxy supplement. We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy supplement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020, which was filed with the SEC on November 18, 2020, and which was amended on Form 10-K/A, which was filed with the SEC on January 28, 2021;

•
the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2020, which was filed with the SEC on February 8, 2021; and

•
the Company’s Current Reports on Form 8-K filed with the SEC on October 16, 2020, February 8, 2021 (only with respect to the Current Report on Form 8-K filed under Items 8.01 and 9.01), February 9, 2021, March 16, 2021, March 22, 2021, March 31, 2021, April 1, 2021 and April 2, 2021.

Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting our Corporate Secretary at Cubic Corporation, 9233 Balboa Avenue, San Diego, California 92123, Attention: Corporate Secretary or by calling (858) 277-6780.
If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
NEITHER THIS PROXY SUPPLEMENT NOR THE DEFINITIVE PROXY STATEMENT CONSTITUTES THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY SUPPLEMENT AND THE DEFINITIVE PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY SUPPLEMENT OR THE CORRESPONDING PROXY STATEMENT. THIS PROXY SUPPLEMENT IS DATED APRIL 5, 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY SUPPLEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

EXECUTION VERSION
ANNEX A — AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER
This Amendment No. 1, dated as of March 30, 2021 (this “Amendment”), is entered into by and among Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), Atlas Merger Sub Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and Cubic Corporation, a Delaware corporation (the “Company”). Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of February 7, 2021, by and among Parent, Sub and the Company (the “Merger Agreement”).
RECITALS
WHEREAS, the parties desire to amend the Merger Agreement to increase the Aggregate Merger Consideration and, in exchange for such increase, to reflect certain other changes as described herein.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereof, and intending to be legally bound hereby, the parties agree as follows:
AGREEMENT
SECTION 1.1    Increase of Merger Consideration.  Section 2.01(a)(i) of the Merger Agreement is hereby amended by replacing the reference therein to “$70” as the Merger Consideration with “$75” as the Merger Consideration.
SECTION 1.2    Fixed Company Stockholders Meeting Date.  Notwithstanding anything to the contrary in the Merger Agreement, unless the Merger Agreement has been terminated in accordance with its terms, the Company agrees:
(a)   to convene the Company Stockholders Meeting on April 27, 2021; provided, however, that (i) if required by a Governmental Entity of competent jurisdiction, the Company Stockholders Meeting may be postponed or adjourned solely for the purposes of remedying such situation, in which case the Company shall use its reasonable best efforts to (if applicable) declare a new record date and reschedule or adjourn the Company Stockholders Meeting to the earliest practicable date as mutually agreed between the parties in good faith, and (ii) if required by a Governmental Entity of competent jurisdiction, the Company Stockholders Meeting may be adjourned again solely for the purposes of remedying such situation, in which case the Company Stockholders Meeting shall be adjourned to the earliest practicable date as mutually agreed between the parties in good faith;
(b)   except as expressly provided in paragraph (a) above, to not adjourn, recess, postpone or otherwise delay the Company Stockholders Meeting without the prior written consent of Parent (which such consent may be withheld by Parent for any reason or no reason); provided that, with respect to any event, circumstance, discovery of information or other set of facts first arising or occurring after the date of this Amendment, the Company may adjourn the Company Stockholders Meeting for a period of no more than five (5) Business Days with respect to such event, circumstance, discovery of information or other set of facts to allow reasonable additional time for the filing or mailing of any required supplement or amendment to the Proxy Statement where, in the judgment of the Company Board, failure to do so would be inconsistent with the Company’s obligations under applicable Law and for such required supplement or amendment to the Proxy Statement to be disseminated and reviewed by the Company’s stockholders within a reasonable amount of time in advance of the Company Stockholders Meeting.
SECTION 1.3    Increased Termination Fees.
(a)   The definition of “Company Termination Fee” in Annex I of the Merger Agreement is hereby amended by replacing the reference therein to “$45,454,304” with “$48,701,040”.
(b)   The definition of “Parent Termination Fee” in Annex I of the Merger Agreement is hereby amended by replacing the reference therein to “$113,635,760” with “$169,479,619”.

SECTION 1.4    Outside Date.  Section 7.01(b)(i) of the Merger Agreement is hereby amended by (a) replacing the reference to “November 7, 2021” as the Outside Date with “July 31, 2021” as the Outside Date and (b) adding the words set forth below after “provided, however,”:
that if all of the conditions to the Closing in Section 6.01 and Section 6.02, other than the condition set forth in Section 6.01(b) with respect to Items 2 and 5 of Section 6.01(b)(ii)(B) of the Company Disclosure Letter, have been satisfied or shall be capable of being satisfied at such time, the Company shall have the option, at its discretion, to extend the Outside Date to November 7, 2021 by written notice to Parent; provided, further,
SECTION 1.5    Superior Proposal.  The definition of “Superior Proposal” in Annex I of the Merger Agreement is hereby amended and restated as follows:
“Superior Proposal” means any bona fide written Competing Proposal not made as a result of a breach of Section 5.03(a) (other than an immaterial and unintentional breach) (with all percentages in the definition of Competing Proposal changed to “fifty percent (50%)”) made by any person or persons or group on terms that the Company Board (or any committee thereof) determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, and considering such factors as the Company Board (or any committee thereof) considers to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), that (a) if consummated, would result in a transaction or series of transactions that is or are more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the Transactions, after taking into account any revisions, amendments or modifications to the terms of this Agreement proposed, made or agreed to by Parent in accordance with Section 5.03(d), (b) is reasonably likely to be completed, taking into account all financial, legal, regulatory and other aspects of such Competing Proposal, within no more than six months following entry into a definitive agreement to effect such Competing Proposal in respect thereof, (c) provides, with respect to the entire cash consideration and other amounts (including costs associated with the proposed acquisition) payable at closing of the transaction or transactions resulting therefrom for which the counterparty does not have cash on hand, for fully committed financing from (i) recognized financial institutions and/or (ii) creditworthy equity financing sources against whom the Company has direct enforcement rights (including by specific performance), and (d) provides for direct enforcement rights (including by specific performance) of the Company against each constituent party thereto.
SECTION 1.6    Proxy Statement Supplement.  Promptly after the date of this Amendment, the Company shall file with the SEC on Form 8-K a disclosure supplement to the Proxy Statement disclosing the matters that are the subject of this Amendment, together with any other related disclosures that are necessary or appropriate.
SECTION 1.7    Removal of References to Section 5.06(c) of the Parent Disclosure Letter.
(a)   Section 5.06(c) of the Merger Agreement is hereby amended by replacing at the beginning thereof “Subject to the matters set forth in Section 5.06(c) of the Parent Disclosure Letter, none” with “None”.
(b)   Section 5.06(f) of the Merger Agreement is hereby amended and restated in its entirety as follows: “[Intentionally Omitted]”.
(c)   Section 7.02(c) of the Merger Agreement is hereby amended by (i) replacing “and there exists an Antitrust Failure” with “and there exists a Regulatory Failure” and (ii) amending and restating the last paragraph thereof in its entirety as follows:
For purposes of this Agreement, “Regulatory Failure” means either (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.01(b)(i) (Outside Date) and as of the time of termination (A) the conditions in Section 6.02 are or were capable of being satisfied on the date of termination of this Agreement, (B) the condition in

Section 6.01(a) had been satisfied, (C) the condition in Section 6.01(b) with respect to any of the Select Regulatory Laws had not been satisfied and (D) the condition in Section 6.01(c) is satisfied (except for any Law or Order relating to Select Regulatory Laws) or (ii) this Agreement is terminated by Parent pursuant to Section 7.01(b)(iii) (Law or Order) in connection with any Law or Order relating to required approvals under the Select Regulatory Laws resulting in a failure of the condition set forth in Section 6.01(c), and such condition in Section 6.01(c) is otherwise satisfied, and as of the time of termination (A) the conditions in Section 6.02 are or were capable of being satisfied on the date of termination of this Agreement, (B) the condition in Section 6.01(a) had been satisfied and (C) the condition in Section 6.01(b) with respect to any of the Investment Screening Laws set forth on Section 6.01(b)(ii)(B) of the Company Disclosure Letter has not been satisfied. For purposes of this Agreement, “Select Regulatory Laws” means the Investment Screening Laws set forth on Section 7.02(c) of the Company Disclosure Letter.
SECTION 1.8    Company Disclosure Letter.  The Company Disclosure Letter is hereby amended by amending and restating Section 7.02(c) of the Company Disclosure Letter in its entirety with the items set forth on the separate disclosure letter that has been delivered in connection with this Amendment by the Company to Parent prior to the execution of this Amendment.
SECTION 1.9    Parent Disclosure Letter.  The Parent Disclosure Letter is hereby amended by deleting each of Section 4.14 of the Parent Disclosure Letter and Section 5.06(c) of the Parent Disclosure Letter in its entirety.
SECTION 1.10   Determinations by Company Board.  Contemporaneously with the public announcement of this Amendment, the Company will make public statements to the effect that (a) the Company Board has determined that the Merger is advisable and is in the best interests of the Company’s stockholders, (b) the Company Board has approved and declared advisable the Merger Agreement as amended by this Amendment and resolved to recommend that the Company’s stockholders adopt the Merger Agreement as amended by this Amendment, (c) the Company Board recommends that the Company’s stockholders vote “FOR” each of the proposals described in the Proxy Statement and (d) the proposal by Singapore Technologies Engineering Ltd., as of March 30, 2021, is neither a Superior Proposal nor a proposal that would reasonably be expected to lead to a Superior Proposal. Such public statements will also disclose the termination of all discussions and negotiations with Singapore Technologies Engineering Ltd., The Blackstone Group Inc. and their respective affiliates with respect to any Competing Proposal. The Company will give Parent reasonable advance opportunity to comment on the wording of such public statements and will consider in good faith any comments provided by or on behalf of Parent.
SECTION 1.11   Termination of Discussions and Negotiations.  Immediately following the execution of this Amendment, the Company will, and will instruct each Representative of the Company immediately to, (a) cease and cause to be terminated any and all discussions or negotiations between the Company and any Representative of the Company, on the one hand, and any person, on the other hand, with respect to any Competing Proposal pending as of the date of this Amendment, (b) terminate in full any access of such person and its Representatives to nonpublic information, and (c) request the return or destruction of all nonpublic information furnished by the Company or any representative of the Company to any person or its Representatives under any confidentiality or non-disclosure agreement entered into prior to the date of this Amendment in connection with any Competing Proposal. For the avoidance of doubt, with respect to any Competing Proposal made by any person prior to the date of this Amendment, the provisions of the Merger Agreement will thereafter apply fully to such person (and such person’s affiliates) as if such person had not previously made any such Competing Proposal.
SECTION 1.12   Equity Commitment Letters.  Concurrently with the execution and delivery of this Amendment, Parent has delivered to the Company true and complete copies of amended and restated Equity Commitment Letters, dated as of the date of this Amendment (the “A&R Equity Commitment Letters”).
SECTION 1.13   Limited Guarantees.  Concurrently with the execution and delivery of this Amendment, and as a condition to the willingness of the Company to enter into this Amendment, The Veritas

Capital Fund VII, L.P., a Delaware limited partnership, and Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (the “Guarantors”), are each entering into an amended and restated limited guarantee in favor of the Company pursuant to which the Guarantors are guaranteeing certain of Parent’s and Sub’s payment obligations under the Agreement as amended by this Amendment (the “A&R Limited Guarantees”).
SECTION 1.14   Full Force and Effect.  Except to the extent specifically amended hereby, the Merger Agreement remains unchanged and in full force and effect. From and after the execution of this Amendment, (a) each reference in the Merger Agreement to “this Agreement,” “hereof,” “herein,” “hereunder” or words of similar import will be deemed to mean the Merger Agreement, as amended by this Amendment, (b) each reference in the Merger Agreement to the Equity Commitment Letters will be deemed to mean the A&R Equity Commitment Letters and (c) each reference in the Merger Agreement to the Limited Guarantees will be deemed to mean the A&R Limited Guarantees.
SECTION 1.15   General Provisions.  Sections 7.03 (Amendment), 7.04 (Waiver), 7.05 (Procedure for Termination, Amendment, Extension or Waiver), 8.03 (Severability), 8.04 (Entire Agreement), 8.05 (Assignment), 8.06 (Parties in Interest), 8.07 (Mutual Drafting; Interpretation; Headings), 8.08 (Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury), 8.09 (Counterparts) and 8.10 (Specific Performance) and of the Merger Agreement are incorporated herein by reference and form a part of this Amendment as if set forth herein, mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized all as of the date first written above.
ATLAS CC ACQUISITION CORP.
By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	President
ATLAS MERGER SUB INC.
By:	/s/ Ramzi M. Musallam
	Name:	Ramzi M. Musallam
	Title:	President
[Signature Page to Merger Agreement Amendment No. 1]

CUBIC CORPORATION
By:	/s/ Bradley H. Feldmann
	Name:	Bradley H. Feldmann
	Title:	Chairman, President and Chief Executive Officer
[Signature Page to Merger Agreement Amendment No. 1]

ANNEX B  —  OPINION OF J.P. MORGAN SECURITIES LLC
March 30, 2021
The Board of Directors
Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, no par value per share (the “Company Common Stock”), of Cubic Corporation (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Atlas CC Acquisition Corp. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of February 7, 2021, as amended by Amendment No. 1, dated March 30, 2021 (the “Agreement”), among the Company, the Acquiror and its subsidiary Atlas Merger Sub Inc., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Excluded Shares (as defined in the Agreement), will be converted into the right to receive $75.00 per share in cash (the “Consideration”).
In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents

B-1

and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and certain portfolio companies of Veritas Capital Management, L.L.C. (“Veritas”), for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead bookrunner and joint lead arranger on the Company’s revolving credit facility and term loan in March 2020 and an amendment thereto in July 2020. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company and certain portfolio companies of Veritas, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Elliott Management Corporation. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction.
This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
/s/ J.P. MORGAN SECURITIES LLC
J.P. MORGAN SECURITIES LLC

B-2

ANNEX C  —  OPINION OF RAYMOND JAMES & ASSOCIATES, INC.
March 30, 2021
Board of Directors
Cubic Corporation
9333 Balboa Avenue
San Diego, CA 92123
Members of the Board of Directors:
We understand that Atlas CC Acquisition Corp., a Delaware corporation (“Parent”), Atlas Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Cubic Corporation, a Delaware corporation (“Cubic” or the “Company”), propose to enter into an Amendment Number One (the “Amendment”) to the Agreement and Plan of Merger dated as of February 7, 2021 by and among Parent, Merger Sub and Cubic (the “Original Merger Agreement”). Any reference in this opinion letter to the “Merger Agreement” means the Original Merger Agreement as amended by the Amendment. Upon execution and delivery of the Amendment, , among other things, the Merger Agreement will provide that: (i) Merger Sub will be merged with an into Cubic (the “Merger”) with Cubic surviving the Merger and becoming a wholly-owned subsidiary of Parent, and (ii) each outstanding share of no par value Cubic common stock (“Cubic Common Stock”) issued and outstanding immediately prior to the Merger (other than Dissenting Shares, shares of Cubic Common Stock held in treasury and shares of Cubic Common Stock held by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub (collectively, and together with Cubic Common Stock owned by Elliott Management Corporation or any of its affiliates, the “Excluded Shares”)) will be automatically converted into the right to receive $75.00 in cash without interest and subject to lawful tax withholding (the “Merger Consideration”). The terms and conditions of the Merger are more completely described in the Merger Agreement, and any capitalized term used in this opinion letter and not defined herein has the meaning ascribed to such term in the Merger Agreement.
The Board of Directors of the Company (the “Board”) has requested that Raymond James & Associates, Inc. (“Raymond James”) provide an opinion (the “Opinion”) to the Board as to whether, as of the date hereof, the Merger Consideration to be received by the holders of Cubic Common Stock, other than holders of Excluded Shares, is fair from a financial point of view to such holders.
In connection with our review of the proposed Merger and the preparation of this Opinion, we have, among other things:
1.
reviewed the financial terms and conditions as stated in the Merger Agreement;

2.
reviewed certain information related to the historical condition and prospects of the Company, as made available to Raymond James by or on behalf of the Company, including, but not limited to, financial projections prepared by the management of the Company and approved for our use in rendering this Opinion including quarterly and annual projections (the “Projections”);

3.
reviewed certain information provided by management relative to the recent historical and projected near term financial performance of the Company;

4.
reviewed the Company’s audited and unaudited financial statements on file with the U.S. Securities and Exchange Commission for the Company fiscal years ended September 30, 2019 and 2020 and the quarter ended December 31, 2020;

5.
reviewed certain other disclosure set forth in the Company’s recent public filings and certain other publicly available information regarding the Company;

6.
reviewed the financial and operating performance of the Company and those of other selected public companies that we deem to be relevant;

7.
considered the publicly available financial terms of certain transactions in the Company’s industries and others which we deemed to be relevant;

8.
reviewed the current and historical market prices and trading activities for the Cubic Common Stock, and the current market prices and trading activities of the publicly traded securities of certain other companies that we deemed to be relevant;

9.
reviewed a certificate addressed to Raymond James from a member of senior management of the Company;

10.
discussed with members of the senior management of the Company certain information relating to the aforementioned including, without limitation, senior management’s assessment of the Company’s past and current financial condition and operations, and its future prospects, and any other matters which we have deemed relevant to our inquiry; and

11.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

With your consent, we have assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of the Company to us, or otherwise reviewed by or discussed with us, and that it does not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading, and we have undertaken no duty or responsibility to, nor did we, independently verify any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Projections and any other information and data provided by the Company to or otherwise reviewed by or discussed between us and the Company, we have, with your consent, assumed that the Projections and such other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and good faith judgments of management of the Company on the date of this Opinion, and we have relied upon the Company to advise us promptly if any information previously provided by the Company to us became inaccurate or was required to be updated during the period of our review. We express no opinion with respect to the Projections or the assumptions on which they are based. We have assumed that the Merger Agreement, including, without limitation, the Amendment, will be substantially similar to the last draft reviewed by us, and that the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver or amendment of any terms and conditions thereto. Furthermore, we have assumed, in all respects material to our analysis, that the representations and warranties of each party contained in the Merger Agreement are true and correct and that each such party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement without delay or being waived. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable international, federal and state statutes, rules and regulations and (ii) all governmental, regulatory, and other notices and consents and approvals necessary for the consummation of the Merger will have been made or obtained, and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion.
Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of March 30, 2021 and any material change in such circumstances and conditions would require a reevaluation of this Opinion, which we are under no obligation to undertake. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading in any material respect. As you are aware, there is significant uncertainty as to the potential direct and indirect business, financial, legal, economic and market implications and consequences of the spread of the coronavirus and associated illnesses and the actions and measures that countries, governments, regulatory agencies, central banks, international financing and funding organizations, stock markets, businesses and individuals may take to address the spread of the coronavirus and associated illnesses including, without limitation, those actions and measures pertaining to fiscal or monetary policies, legal and regulatory matters and the credit, financial and stock markets (collectively, the “Pandemic Effects”), and the Pandemic Effects could have a material impact on our analyses and this Opinion.
We express no opinion as to the underlying business decision to effect the Merger, the relative merits of the Merger relative to any other strategic transaction which may be available to the Company, the process which was conducted by the Company to arrive at the decision to engage in the Merger, or the structure or tax consequences of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Cubic Common Stock other than holders of Excluded Shares. We were not requested to solicit, and we did not solicit, interest from other parties with respect to an acquisition of, or any other business combination with, the Company or any other alternative transaction to the Merger.
We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Merger. Furthermore, we express no opinion with respect to, and no opinion, counsel or interpretation is intended by Raymond James on, matters that require legal, regulatory, accounting or tax advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained by the Board and the Company from the appropriate professional sources. Furthermore, we have relied, with the consent of the Board, on the fact that the Company has been assisted by legal, accounting and tax advisors and we have, with the consent of the Board, relied upon and assumed the accuracy and completeness of the assessments by the Company and its advisors as to all legal, accounting and tax matters with respect to the Company and the Merger.
In formulating our opinion, we have considered only what we understand to be the consideration to be received by the holders of the Cubic Common Stock (other than Excluded Shares) as is described above and we did not consider and we express no opinion on the fairness of the amount or nature of any compensation to be paid or payable to any of the Company’s officers, directors or employees, or class of such persons, whether relative to the consideration to be received by the holders of the Cubic Common Stock (other than Excluded Shares) or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (1) any term or aspect of the Merger or the Merger Agreement or any other agreement connected with the Merger other than the opinion expressly set forth in the last sentence of this Opinion, (2) the fairness of the Merger to the holders of any class of securities, creditors, or other constituencies of the Company, or to any other party, except and only to the extent expressly set forth in the last sentence of this Opinion and (3) the fairness of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituencies vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the Merger amongst or within such classes or groups of security holders or other constituents). We are not expressing any opinion as to the price at which any Company security may trade at any time nor the effect of the Merger on the solvency or viability of the Company or Parent or its affiliates or the ability of the Company or Parent or its affiliates to pay their respective obligations when they come due.
The delivery of this opinion was approved by an opinion committee of Raymond James.
Raymond James will receive a fee upon the delivery of this Opinion, which is not contingent upon the successful completion of the Merger or on the conclusion reached herein. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us against certain liabilities arising out of our engagement.
In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. Other than in connection with the Merger, Raymond James has not provided services to Parent or its affiliates, Merger Sub, the Company or any other party to the Merger in the previous two years and has not been paid any fees from or made an equity investment in such parties except as set forth on Schedule A to this Opinion. Furthermore, Raymond James may provide investment banking, financial advisory and other financial services to the Parent or its affiliates, Merger Sub, the Company and other participants in the Merger in the future, for which Raymond James may receive compensation.

It is understood that this letter is for the information of the Board of Directors of the Company (solely in each director’s capacity as such) in evaluating the proposed Merger and does not constitute a recommendation to the Board of Directors or any shareholder of the Company regarding how the Board or said shareholder should act or vote on the proposed Merger or any other matter. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This Opinion may not be disclosed, reproduced, quoted, summarized, referred to at any time, in any manner, or used for any other purpose, nor shall any references to Raymond James or any of its affiliates be made, without our prior written consent, except that this Opinion may be disclosed in and filed with a proxy statement used in connection with the Merger that is required to be filed with the Securities and Exchange Commission, provided that this Opinion is quoted in full in such proxy statement, along with a description that is reasonably satisfactory to us. In furnishing this opinion, we do not admit that this Opinion is a report or valuation used in connection with a registration statement.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Cubic Common Stock, other than holders of Excluded Shares, in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.
Very truly yours,
RAYMOND JAMES & ASSOCIATES, INC.
Signature: /s/ Raymond James & Associates, Inc.

SCHEDULE A
•
Elliott Management has had delivery-on-payment accounts with Raymond James for purposes of clearing securities transactions, for which Raymond James has received customary fees periodically

•
An affiliate of Raymond James holds a less than one percent interest in a fund affiliated with Veritas Capital Management L.P.

•
Raymond James represented Pixia Corp., a subsidiary of Cubic Corporation, in its acquisition by Cubic Corporation, for which Raymond James received fees

•
Cubic Corporation has a loan outstanding with Raymond James Bank, N.A., an affiliate of Raymond James, for which Raymond James Bank, N.A. has received fees

•
Raymond James provided a fairness opinion letter to Cubic Corporation on February 7, 2021 in connection with the contemplated merger with Atlas CC Acquisition Corp. and Atlas Merger Sub Inc., for which Raymond James is owed fees

CUBIC CORPORATION
ATTN: KAREN BLOM
9233 BALBOA AVENUE
SAN DIEGO, CA 92123

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

D38251-S19064

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CUBIC CORPORATION

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
1. Proposal to adopt the Agreement and Plan of Merger, dated as of February 7, 2021 (as may be amended from time to time, the ***"merger agreement"***), by and among Cubic Corporation, a Delaware corporation (the ***"Company"***), Atlas CC Acquisition Corp., a Delaware corporation (***"Parent"***), and Atlas Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (***"Sub"***).	☐	☐	☐
2. Proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company's named executive officers and that is based on, or otherwise relates to, the merger of Sub with and into the Company, as contemplated by the merger agreement.	☐	☐	☐
3. Proposal to adjourn the special meeting from time to time to a later date or time if necessary or appropriate, including to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Preliminary Proxy Card - Subject to Completion, Dated March 8, 2021 CUBIC CORPORATION ATTN: ANGELA HARTLEY 9333 BALBOA AVESAN DIEGO, CA 92123 VOTE BY INTERNETBefore The Meeting - Go to www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/CUB2021SMYou may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D38251-S19064 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D38252-S19064

CUBIC CORPORATION
Special Meeting of Stockholders
April 27, 2021 1:00 PM Eastern time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement and hereby appoint(s) Bradley H. Feldmann and Anshooman Aga, or either of them, as proxies, each with the power to act without the other and with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Cubic Corporation that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of Cubic Corporation to be held at 1:00 PM Eastern time on April 27, 2021, virtually at www.virtualshareholdermeeting.com/CUB2021SM, and any adjournment or postponement thereof, with all the powers which the undersigned stockholder(s) would possess if present at the Special Meeting of Stockholders of Cubic Corporation.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side